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                                                                   EXHIBIT 10.22

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                              BRIDGE LOAN AGREEMENT

                          dated as of November 26, 2002

                                  by and among

                                DIGITALNET, INC.,

                           DIGITALNET HOLDINGS, INC.,

                                       and

                      BANC OF AMERICA MEZZANINE CAPITAL LLC

                                       and

                         THE OTHER LENDERS PARTY HERETO

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                                TABLE OF CONTENTS

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SECTION                                                                                                                   PAGE
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ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS................................................................................1
    1.01    Defined Terms..................................................................................................1
    1.02    Other Interpretive Provisions..................................................................................17
    1.03    Accounting Terms...............................................................................................18
    1.04    Rounding.......................................................................................................18
    1.05    References to Agreements and Laws..............................................................................19
    1.06    Times of Day...................................................................................................19
ARTICLE II. BRIDGE LOAN SECURITIES.........................................................................................19
    2.01    Authorization and Issuance of the Bridge Loan Securities.......................................................19
ARTICLE III. PURCHASE AND SALE.............................................................................................19
    3.01    Purchase and Sale of Bridge Loan Securities....................................................................19
ARTICLE IV. BRIDGE LOAN TERMS..............................................................................................20
    4.01    Repayment of Principal.........................................................................................20
    4.02    Repayments of Interest.........................................................................................20
    4.03    Mandatory Prepayments of the Bridge Notes......................................................................21
    4.04    Optional Prepayments of the Bridge Notes.......................................................................22
    4.05    Mandatory Offer to Prepay upon a Change of Control.............................................................22
    4.06    Direct Payment.................................................................................................23
    4.07    Taxes..........................................................................................................23
    4.08    Subordination..................................................................................................25
ARTICLE V. CONDITIONS PRECEDENT TO CLOSING.................................................................................25
    5.01    Conditions To Closing..........................................................................................25
ARTICLE VI. REPRESENTATIONS AND WARRANTIES.................................................................................31
    6.01    Existence, Qualification and Power; Compliance with Laws.......................................................31
    6.02    Authorization; No Contravention................................................................................31
    6.03    Governmental Authorization; Other Consents.....................................................................32
    6.04    Binding Effect.................................................................................................32
    6.05    Financial Statements; No Material Adverse Effect...............................................................32
    6.06    Litigation.....................................................................................................33
    6.07    No Default.....................................................................................................33
    6.08    Ownership of Property; Liens...................................................................................33
    6.09    Environmental Compliance.......................................................................................34
    6.10    Insurance......................................................................................................34
    6.11    Taxes..........................................................................................................35
    6.12    ERISA Compliance...............................................................................................35
    6.13    Certain Federal Regulations....................................................................................36
    6.14    Disclosure.....................................................................................................36
    6.15    Compliance with Laws...........................................................................................36
    6.16    Intellectual Property; Licenses, Etc...........................................................................37
    6.17    Employee Relations.............................................................................................37
    6.18    Material Government Contracts..................................................................................37
    6.19    Burdensome Provisions..........................................................................................37
    6.20    Survival of Representations and Warranties, Etc................................................................38
    6.21    Authorized and Issued Capital..................................................................................38
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    6.22    Organizational and Governing Documents.........................................................................38
    6.23    Compliance with Securities Laws................................................................................39
    6.24    No Brokers.....................................................................................................39
    6.25    Transactions with Affiliates...................................................................................39
    6.26    Use of Proceeds................................................................................................39
ARTICLE VIA. REPRESENTATIONS AND WARRANTIES OF THE LENDERS.................................................................39
ARTICLE VII. AFFIRMATIVE COVENANTS.........................................................................................41
    7.01    Financial Statements...........................................................................................41
    7.02    Certificates; Other Information................................................................................42
    7.03    Notices........................................................................................................43
    7.04    Payment of Obligations.........................................................................................43
    7.05    Preservation of Existence, Etc.................................................................................44
    7.06    Maintenance of Properties......................................................................................44
    7.07    Maintenance of Insurance.......................................................................................44
    7.08    Compliance with Laws...........................................................................................44
    7.09    Environmental Laws.............................................................................................44
    7.10    Compliance with ERISA..........................................................................................45
    7.11    Compliance With Agreements.....................................................................................45
    7.12    Books and Records..............................................................................................45
    7.13    Inspection Rights..............................................................................................46
    7.14    Use of Proceeds................................................................................................46
    7.15    Additional Subsidiaries........................................................................................46
    7.16    Proceeds of Equity or Indebtedness; Escrow and Indemnification Payments........................................46
    7.17    Further Assurances.............................................................................................47
    7.18    Board Observation Rights.......................................................................................47
    7.19    Remarketing Cooperation........................................................................................47
    7.20    Modifications of Financial Covenants...........................................................................49
ARTICLE VIII. NEGATIVE COVENANTS...........................................................................................49
    8.01    Liens..........................................................................................................49
    8.02    Investments....................................................................................................50
    8.03    Indebtedness...................................................................................................53
    8.04    Fundamental Changes............................................................................................55
    8.05    Dispositions...................................................................................................55
    8.06    Restricted Payments............................................................................................57
    8.07    Limitations on Exchange and Issuance of Capital Stock..........................................................58
    8.08    Change in Nature of Business...................................................................................58
    8.09    Accounting Changes; Organizational Documents...................................................................58
    8.10    Transactions with Affiliates...................................................................................58
    8.11    Burdensome Agreements..........................................................................................59
    8.12    Use of Proceeds................................................................................................59
    8.13    Modifications of Senior Credit Documents.......................................................................59
    8.14    Amendments, Payments and Prepayments of Junior Indebtedness....................................................60
    8.15    Acquisition Documents..........................................................................................60
    8.16    Equity Purchase Agreement......................................................................................60
    8.17    Financial Covenants............................................................................................60
    8.18    Capital Expenditures...........................................................................................61
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    8.19    Anti-Layering..................................................................................................62
    8.20    Limitations on Sponsor Participations in the Senior Indebtedness...............................................62
ARTICLE IX. GUARANTY OF HOLDINGS...........................................................................................62
    9.01    Guaranty of Obligations........................................................................................62
    9.02    Nature of Guaranty.............................................................................................63
    9.03    Waivers........................................................................................................63
    9.04    Modification of Bridge Loan Documents, Etc.....................................................................64
    9.05    Demand by Required Lenders.....................................................................................65
    9.06    Remedies.......................................................................................................65
    9.07    Reinstatement..................................................................................................65
    9.08    Payments.......................................................................................................66
    9.09    No Subrogation.................................................................................................66
    9.10    Guaranty Subordinated..........................................................................................66
ARTICLE X. EVENTS OF DEFAULT AND REMEDIES..................................................................................66
    10.01   Events of Default..............................................................................................66
    10.02   Remedies Upon Event of Default.................................................................................69
    10.03   Other Remedies.................................................................................................69
    10.04   Rescission of Acceleration.....................................................................................69
ARTICLE XI. SUBORDINATION..................................................................................................70
    11.01   Bridge Notes Subordinated to the Senior Indebtedness...........................................................70
    11.02   No Payment on Bridge Notes in Certain Circumstances; Remedies Standstill.......................................70
    11.03   Bridge Notes Subordinated to Prior Payment of All Senior Indebtedness on
            Dissolution, Liquidation or Reorganization.....................................................................73
    11.04   Noteholders to Be Subrogated to Rights of Holders of Senior Indebtedness.......................................73
    11.05   Subdebt Obligations of the Borrower Unconditional..............................................................74
    11.06   Subordination Rights Not Impaired by Acts or Omissions of the Borrower or Holders
            of the Senior Indebtedness.....................................................................................74
    11.07   Not to Prevent Events of Default...............................................................................74
    11.08   Amendments.....................................................................................................75
    11.09   Insolvency.....................................................................................................75
    11.10   Proofs of Claim................................................................................................75
    11.11   IPO.  75
ARTICLE XII. MISCELLANEOUS.................................................................................................76
    12.01   Entire Agreement...............................................................................................76
    12.02   Reimbursement of Expenses......................................................................................76
    12.03   Survival of Agreements and Representations and Warranties......................................................76
    12.04   No Waiver......................................................................................................77
    12.05   Binding Effect; Participations.................................................................................77
    12.06   Initial Holder.................................................................................................77
    12.07   Loss of Securities; Reissue of Securities in Lesser Denominations..............................................77
    12.08   Communications.................................................................................................78
    12.09   Legend.........................................................................................................78
    12.10   Confidentiality; Public Announcements..........................................................................78
    12.11   Governing Law..................................................................................................79
    12.12   Headings.......................................................................................................79
    12.13   Multiple Originals.............................................................................................79
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    12.14   Amendment or Waiver............................................................................................80
    12.15   Waiver of Jury Trial...........................................................................................80
    12.16   Consent to Jurisdiction and Service of Process.................................................................80
    12.17   Indemnification................................................................................................81
    12.18   Regulatory Requirements........................................................................................82
ARTICLE XIII. EXTENSION OPTION.............................................................................................82
    13.01   Extension Option...............................................................................................82
    13.02   Modifications to Agreement Upon Exercise of Extension Option...................................................82
ARTICLE XIV. ROLLOVER NOTES OPTION.........................................................................................83
    14.01   Rollover Option................................................................................................83
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                             EXHIBITS AND SCHEDULES

SCHEDULES

    3.01            Issue Price
    6.01            Jurisdictions of Organization and Qualification
    6.05            Material Indebtedness
    6.12(a)         ERISA Matters
    6.12(d)         Transactions Subject to ERISA Sections 4069 or 4212(c)
    6.16            Intellectual Property Matters
    6.17            Employee Relations
    6.18            Material Government Contracts
    6.21            Capitalization
    6.24            Broker's Fees
    6.25            Affiliate Transactions
    6.26            Use of Proceeds
    8.01            Existing Liens
    8.03            Existing Indebtedness
    12.08           Addresses

EXHIBITS

    1.01(a)         Form of Subsidiary Guaranty Agreement
    2.01(a)         Form of Bridge Note
    2.01(b)         Form of Closing Warrant
    2.01(c)         Form of Escrow Warrant
    7.02(b)         Form of Compliance Certificate
    14.01(a)        Form of Rollover Investment Agreement
    14.01(b)        Rollover Term Sheet

                                        v
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                              BRIDGE LOAN AGREEMENT

        THIS BRIDGE LOAN AGREEMENT ("AGREEMENT") is made and entered into as of November 26, 2002, among DIGITALNET, INC., a Delaware corporation (the "BORROWER"), DIGITALNET HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), and BANC OF AMERICA MEZZANINE CAPITAL LLC ("BAMC") and the other lenders from time to time a party hereto (collectively, along with BAMC, the "LENDERS" and individually, a "LENDER").

                              STATEMENT OF PURPOSE

        Holdings and the Borrower has requested that the Lenders provide a bridge loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

                                    AGREEMENT

        In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

I.      ARTICLE I.
        DEFINITIONS AND ACCOUNTING TERMS

        1.01    Defined Terms.

        As used in this Agreement, the following terms shall have the meanings set forth below:

        "ACQUISITION" means the acquisition of one hundred percent (100%) of the issued and outstanding membership interest of the Target by the Borrower and the other transactions contemplated by the Acquisition Agreement and the other Acquisition Documents.

        "ACQUISITION AGREEMENT" means the Purchase Agreement dated as of September 27, 2002, by and among Holdings, the Borrower, GetronicsWang Co. L.L.C., and the Target, as amended, restated, supplemented or otherwise modified pursuant to the terms and conditions set forth in this Agreement; PROVIDED that BAMC shall have approved any material amendment, supplement or other modification thereto (including, without limitation, the waiver of any material condition to closing).

        "ACQUISITION DOCUMENTS" means the Acquisition Agreement and all exhibits and schedules thereto and each other document, instrument, certificate and agreement executed or delivered by Holdings, the Borrower or any Subsidiary thereof in connection with the Acquisition Agreement or otherwise referred to therein or contemplated thereby (other than the Bridge Loan Documents and the Senior Credit Documents), all as amended, restated, supplemented or otherwise modified pursuant to the terms and conditions set forth in this Agreement.

        "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

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        "AGENT" shall mean Bank of America, N.A. and its successors and assigns, in its capacity as Administrative Agent appointed under the Senior Credit Agreement.

        "AGREEMENT" means this Bridge Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time.

        "ATTORNEY COSTS" means and includes all reasonable fees, out of pocket expenses and disbursements of any law firm or other external counsel.

        "ATTRIBUTABLE INDEBTEDNESS" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

        "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in SECTION 5.01(b)(i).

        "BAMC" means Banc of America Mezzanine Capital, LLC and its successors and assigns.

        "BLOCKED FEES" has the meaning set forth in SECTION 8.10.

        "BOARD OBSERVER" has the meaning set forth in Section 7.18.

        "BORROWER" has the meaning set forth in the introductory paragraph hereto.

        "BRIDGE LOAN DOCUMENTS" means this Agreement, the Bridge Notes, the Registration Agreement, the Subsidiary Guaranty Agreement, the Warrants, the Stockholders Agreement, the Escrow Agreement, the Fee Letter, the Warrant Letter Agreement and the exhibits and schedules attached to any of the aforementioned documents and any other documents entered into in connection therewith.

        "BRIDGE LOAN OBLIGATIONS" means all advances to, and debts, liabilities, fees, commissions, obligations, covenants and duties of, any Loan Party arising under any Bridge Loan Document or otherwise with respect to any Bridge Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

        "BRIDGE LOAN SECURITIES" means the Bridge Notes, the Closing Warrant and the Escrow Warrant.

        "BRIDGE NOTES" has the meaning set forth in SECTION 2.01, as the same may be modified, supplemented, restated and/or amended from time to time in accordance with the terms hereof and thereof.

        "BRIDGE REDEMPTION PRICE" means the principal amount of Bridge Notes being repaid plus accrued and unpaid interest on the principal repaid.

        "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City, New York.

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        "CAPITAL ASSET" means, with respect to Holdings and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a consolidated balance sheet of Holdings and its Subsidiaries.

        "CAPITAL EXPENDITURES" means with respect to Holdings and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by Holdings and its Subsidiaries during such period, as determined in accordance with GAAP MINUS, to the extent included in the foregoing, expenditures made by Holdings and its Subsidiaries during such period (i) with the proceeds of insurance or a condemnation claim to restore or replace property or assets to the condition of such property or assets immediately prior to any damage, loss, destruction or condemnation of the same, (ii) pursuant to SECTION 8.02(f), (iii) with the proceeds of indemnification with respect to a loss of Capital Assets,
(iv) as a tenant in the nature of leasehold improvements, to the extent reimbursed by the landlord or (v) in connection with the trade-in of property or assets pursuant to SECTION 8.05(c).

        "CAPITAL STOCK" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalent (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of the issuing Person.

        "CHANGE OF CONTROL" means, an event or series of events by which:

        (a) at any time, Holdings shall fail to own one hundred percent (100%) of the equity securities of the Borrower entitled to vote in the election of members of the board of directors of the Borrower; or

        (b) at any time, the Borrower or one or more of its Subsidiaries shall fail to own one hundred percent (100%) of the capital stock or other ownership interests of each of the Borrower's Subsidiaries, except to the extent permitted pursuant to Section 8.04; or

        (c) prior to the consummation of any IPO, GTCR Fund VII and GTCR Co-Invest shall fail to collectively own fifty and one tenth percent (50.1%) or more of the capital stock of Holdings; or

        (d) following the consummation of any IPO, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than GTCR Fund VII or GTCR Co-Invest, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

        "CHANGE OF CONTROL OFFER" has the meaning set forth in Section 4.05.

        "CHANGE OF CONTROL PAYMENT" has the meaning set forth in Section 4.05.

        "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in Section 4.05.

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        "CLOSING" has the meaning set forth in SECTION 3.01(c).

        "CLOSING DATE" means the first date all of the conditions precedent in
SECTION 5.01 are satisfied or waived in accordance with SECTION 5.01 (or, in the case of SECTION 5.01(c), waived by the Person entitled to receive the applicable payment).

        "CLOSING WARRANT" means that certain Warrant dated November 26, 2002 issued by Holdings to BAMC.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMMON STOCK" means Holdings' "Common Stock", as such term is defined in the Restated Certificate, and as in effect on the Closing Date.

        "COMPENSATION PLAN" means the compensation plan of Holdings which provides for the issuance of options of Common Stock as approved by Holdings' board of directors from time to time.

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT 7.02(b).

        "CONSOLIDATED CASH INTEREST CHARGES" means, for any period, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) the cash interest paid during such period, as determined in accordance with GAAP for purposes of the cash flow statement (excluding, to the extent included in cash interest paid for such period, without duplication, (i) prepayment penalties, (ii) fees paid in connection with the Bridge Notes, (iii) underwriting, commitment and arranging fees and (iv) legal fees and expenses and other charges in connection with Indebtedness) and (b) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP.

        "CONSOLIDATED EBITDA" means, for any period, for Holdings and its Subsidiaries on a consolidated basis, without duplication, an amount equal to Consolidated Net Income for such period PLUS (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes (and any franchise, single business, unitary or withholding taxes imposed in lieu of income taxes) payable by Holdings and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) placement fees payable pursuant to Paragraph 4 of the Professional Services Agreement (but excluding management fees payable pursuant to Paragraph 5 of the Professional Services Agreement) to the extent permitted to be paid under Section 8.10, (v) each of the items described in the following clauses (A), (B) and (C), to the extent approved by the Majority Lenders, such approval not to be unreasonably withheld: (A) non-capitalized fees, expenses and payments made or incurred pursuant to the Senior Credit Documents, the Bridge Loan Documents, the Acquisition Documents, any Permitted Acquisition (whether or not consummated), and any other financing event or transaction permitted under the Bridge Loan Documents (whether or not consummated), (B) purchase accounting adjustments, cost savings incurred, and severance or relocation expenses, in each case, in connection with the Acquisition or any Permitted Acquisition, and
(C) expenditures with respect to which an indemnification right exists, to the extent such expenditures are reasonably likely to be reimbursed by third parties, as reasonably determined by the Borrower, and (vi) other expenses of Holdings and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and MINUS (b) all non-cash items increasing Consolidated Net Income for such period; PROVIDED that Holdings, the Borrower and the Lenders hereby acknowledge and agree that (A) with respect to the Fiscal Quarter ending December 31, 2001, Consolidated EBITDA shall be

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deemed to equal $8,874,000 for such Fiscal Quarter, (B) with respect to the
Fiscal Quarter ending March 31, 2002, Consolidated EBITDA shall be deemed to equal $7,660,000 for such Fiscal Quarter, (C) with respect to the Fiscal Quarter ending June 30, 2002, Consolidated EBITDA shall be deemed to equal $11,979,000 for such Fiscal Quarter and (D) with respect to the Fiscal Quarter ending September 30, 2002, Consolidated EBITDA shall be deemed to equal $9,651,000 for such Fiscal Quarter; PROVIDED FURTHER that for the purposes of determining Consolidated EBITDA for any period during which the Acquisition or any Permitted Acquisition is consummated, Consolidated EBITDA shall be adjusted to give effect to the consummation of the Acquisition or such Permitted Acquisition, as applicable, on a PRO FORMA basis in accordance with GAAP, as if the Acquisition or such Permitted Acquisition, as applicable, occurred on the first day of such period, such adjustments to be calculated in a manner reasonably satisfactory to the Majority Lenders.

        "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of the following determined on a consolidated basis, for Holdings and its Subsidiaries in accordance with GAAP: (a) Consolidated Cash Interest Charges for such period,
(b) dividends paid in cash to the shareholders of Holdings for such period and
(c) the amount of scheduled principal payments (as reduced by mandatory prepayments pursuant to Sections 2.06(c) and (e) of the Senior Credit Agreement as in effect on the Closing Date) with respect to Indebtedness for such period; PROVIDED that solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any Fiscal Quarter during Fiscal Year 2006 and Fiscal Year 2007, scheduled principal payments with respect to Senior Term Loans under the Senior Credit Agreement shall be deemed to equal the lesser of (a) the actual amount of such scheduled principal payments during any such Fiscal Quarter and
(b) $2,500,000 for each such Fiscal Quarter.

        "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended LESS (ii) Capital Expenditures made during such period LESS (iii) cash taxes paid during such period TO (b) Consolidated Fixed Charges for such period.

        "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) the accreted value of all obligations, whether current or long-term, which are for borrowed money (including the Bridge Loan Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial) in excess of $2,000,000 in the aggregate, bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Holdings or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Holdings or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Holdings or such Subsidiary.

        "CONSOLIDATED INTEREST CHARGES" means, for any period, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of Holdings and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Holdings and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

        "CONSOLIDATED NET INCOME" means, for any period, for Holdings and its Subsidiaries on a consolidated basis, the net income of Holdings and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period; PROVIDED that there shall be excluded from Consolidated Net Income

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(a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which Holdings or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid to Holdings or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Holdings or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.

        "CONSOLIDATED SENIOR FUNDED INDEBTEDNESS" means, as of any date of determination, (a) Consolidated Funded Indebtedness as of such date LESS (b) any outstanding Subordinated Indebtedness, including, without limitation, the Bridge Notes.

        "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Senior Funded Indebtedness as of such date TO (b) Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended.

        "CONSOLIDATED TOTAL LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date TO (b) Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended.

        "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "CONTROL" has the meaning set forth in the definition of "Affiliate."

        "CSOC CONTRACT" means the NASA/CSOC Subcontract to Lockheed Martin Space Operations Company (subcontract SMS-C-8000).

        "CSOC LITIGATION" means the lawsuit captioned GETRONICS GOVERNMENT SOLUTIONS, L.L.C. V. LOCKHEED MARTIN SPACE OPERATIONS COMPANY, Case No. 2002-05998 (Harris County, Texas), and all claims and counterclaims related thereto.

        "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

        "DEFAULT RATE" means an interest rate equal to 17.0% per annum; provided, that, at the Borrower's election, up to 2.0% per annum of such Default Rate may be made by (a) making a cash payment to the Lenders in such amount, (b) capitalizing such amount and adding it to the aggregate Principal balance outstanding under the Bridge Notes or (c) making a cash payment to the Lenders and capitalizing the

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remaining amount owing to the Lenders such that the combined interest payment is equal to 2.0% per annum of the Principal balance outstanding under the Bridge Notes.

        "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including ANY sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

        "DISPOSITION PROCEEDS" has the meaning set forth in SECTION 4.03(d).

        "DOLLAR" and "$" mean lawful money of the United States.

        "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of any political subdivision of the United States (other than Puerto Rico).

        "ENGAGEMENT LETTER" means the engagement letter dated as of November 26, 2002 by and among Banc of America Securities, LLC, Holdings and the Borrower, as amended.

        "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        "EQUITY CONTRIBUTION" has the meaning set forth in SECTION
5.01(c)(ii)(A).

        "EQUITY PURCHASE AGREEMENT" means the Purchase Agreement, dated as of September 7, 2001, by and among Holdings, GTCR Fund VII, GTCR Co-Invest, the J. Sunny Bajaj Trust, the Rueben Bajaj Trust and the Bajaj Family Limited Partnership and the Pearlstein Family, LLC, as amended, restated, supplemented or otherwise modified pursuant to the terms and conditions set forth in this Agreement.

        "EQUITY ROLLOVER" has the meaning set forth in SECTION 5.01(c)(ii)(B).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

        "ESCROW AGENT" means Investors Title Accommodation Corporation and its successors and assigns, in accordance with the Escrow Agreement.

        "ESCROW AGREEMENT" means that certain Warrant Escrow Agreement dated November 26, 2002 between the Escrow Agent, Holdings, BAMC and the Lenders.

        "ESCROW WARRANT" means that certain Warrant dated November 26, 2002 issued by Holdings to BAMC (or its transferees or assignees) and held in escrow pursuant to the Warrant Escrow Agreement.

        "EVENT OF DEFAULT" has the meaning set forth in SECTION 10.01.

        "EXCHANGE DATE" has the meaning set forth in SECTION 14.01.

        "EXCHANGE NOTICE" has the meaning set forth in SECTION 14.01.

        "EXISTING CREDIT AGREEMENT" means that certain Loan Agreement dated as of May 19, 2000 by and between SunTrust Bank and WangGovernment Services, Inc. (as ratified and assumed by the Target pursuant to the Ratification and Assumption Agreement dated as of October 2, 2000 by and between SunTrust Bank and the Target).

        "EXTENSION MATURITY DATE" shall have the meaning set forth in SECTION 13.01.

        "EXTENSION OPTION" means the Borrower's option, inter alia, to extend the Maturity Date of the Bridge Notes to November 26, 2003, as more fully set forth, and subject to the terms and conditions, in SECTION 13.01.

        "FEE LETTER" means the letter agreement, dated September 27, 2002, among the Borrower, BAMC and the other parties thereto, as amended.

        "FISCAL YEAR" means Holdings' Fiscal Year, which is the period of twelve consecutive calendar months ending on December 31.

        "FISCAL QUARTER" means each of the four periods of three consecutive calendar months which make up each Fiscal Year.

        "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

        "FULLY DILUTED" has the meaning set forth in the Warrant.

        "FRB" means the Board of Governors of the Federal Reserve System of the United States.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

        "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

        "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "GTCR FUND VII" means GTCR Fund VII, L.P., a Delaware limited partnership.

        "GTCR CO-INVEST" means GTCR Co-Invest, L.P., a Delaware limited partnership.

        "GUARANTEE" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

        "GUARANTEED OBLIGATIONS" has the meaning set forth in SECTION 9.01.

        "GUARANTORS" means the collective reference to Holdings and the Subsidiary Guarantors.

        "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous substances or solid wastes regulated pursuant to any Environmental Law.

        "HOLDINGS" means DigitalNet Holdings, Inc., a Delaware corporation, the parent of the Borrower.

        "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

        (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

        (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

        (c)     all net obligations of such Person under any Swap Contract;

        (d) all obligations of such Person to pay the deferred purchase price of property or services (other than accrued expenses and trade accounts payable in the ordinary course of business);

        (e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

        (f)     all Attributable Indebtedness with respect to capital leases;

        (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of Capital Stock or other securities or partnership interests of such Person (unless such redemption, repurchase, exchange, defeasance or other payment is contingent (unless such contingency has been satisfied) or is not required prior to the date that is six (6) months after the Rollover Maturity Date); and

        (h) all Guarantees of such Person in respect of any of the foregoing.

        For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the swap termination value thereof as of such date.

        "INDEFINITE BLOCKAGE PERIOD" has the meaning set forth in SECTION 11.02(i).

        "INDEMNIFIED PARTIES" has the meaning set forth in SECTION 12.17.

        "INS CONTRACT" means the Department of Justice INS FOS H/M Contract (Contract OW-7-C-0013).

        "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

        "IPO" means an initial public offering of common stock of Holdings.

        "IP RIGHTS" has the meaning set forth in SECTION 6.16.

        "IRS" means the United States Internal Revenue Service or any successor agency.

        "JUNIOR INDEBTEDNESS" means any Indebtedness of Holdings or any Subsidiary subordinated in right and time of payment to the Bridge Loan Obligations and, with respect to such other Indebtedness, containing such other terms and conditions (including, without limitation, subordination terms), in each case as are reasonably satisfactory to the Required Lenders.

        "JUNIOR SECURITIES" means junior securities of Holdings, the Borrower or any of their respective Subsidiaries or any other Person which such other junior securities are subordinated, to at least the same extent as the Bridge Notes and other Bridge Loan Obligations, to the payment in full in cash of all Senior Indebtedness.

        "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

        "LENDER" or "LENDERS" has the meaning set forth in the introductory paragraph hereto and their respective successors and assigns.

        "LEVERAGE COVENANT DEFAULT" has the meaning set forth in SECTION 11.11.

        "LIEN" means any deed of trust, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

        "LIMITED BLOCKAGE PERIOD" has the meaning set forth in SECTION
11.02(ii).

        "LOAN PARTIES" means, collectively, the Borrower, Holdings and each Subsidiary Guarantor.

        "LOSSES" has the meaning set forth in SECTION 12.17(i).

        "MAJORITY LENDERS" means, as of any date of determination, Lenders holding more than 51% of the outstanding Bridge Notes.

        "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations or financial condition of Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Bridge Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Bridge Loan Document to which it is a party. For the avoidance of doubt, (i) the loss by the Borrower and its

Subsidiaries of the INS Contract re-compete and (ii) the expiration of the CSOC Contract shall not be deemed to be a Material Adverse Effect.

        "MATERIAL GOVERNMENT CONTRACT" has the meaning set forth in the Senior Security Documents.

        "MATURITY DATE" has the meaning set forth in SECTION 4.01.

        "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

        "NET CASH PROCEEDS" means:

        (a) with respect to any incurrence of any Indebtedness by any Loan Party, the aggregate amount of all cash received by such Loan Party in respect of such Indebtedness, net of all reasonable fees, discounts, commissions and expenses incurred by such Loan Party in connection therewith;

        (b) with respect to the sale of any asset by any Loan Party, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Bridge Loan Documents), (B) the out-of-pocket fees and expenses incurred by such Loan Party in connection with such sale, (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith and (D) reasonable reserves for indemnification established in connection with such sale in accordance with GAAP; and

        (c) with respect to the sale of any capital stock or other equity interest by any Loan Party, the excess of (i) the sum of the cash and cash equivalents received in connection with such sale over (ii) the underwriting discounts and commissions, fees and other out-of-pocket expenses, incurred by such Loan Party in connection with such sale.

        "OFFERING MEMORANDUM" has the meaning set forth in SECTION 7.19(a)(i).

        "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

        "OTHER DEFAULT" has the meaning set forth in SECTION 11.02(ii).

        "OTHER TAXES" has the meaning set forth in SECTION 4.07(b).

        "PARENT GUARANTY" means the unconditional subordinated guaranty of the Guaranteed Obligations by Holdings under Article IX.

        "PAYMENT DEFAULT" has the meaning set forth in SECTION 11.02(i).

         "PBGC" means the Pension Benefit Guaranty Corporation.

        "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

        "PERMITTED ACQUISITION" has the meaning set forth in SECTION 8.02(f).

        "PERMITTED ACQUISITION DILIGENCE INFORMATION" means with respect to any acquisition proposed by the Borrower or any Subsidiary thereof, to the extent applicable, all financial information, all environmental reports (including, without limitation, any phase I and, to the extent applicable, phase II reports), all material contracts, all customer lists, all supply agreements, and all other material information, in each case, requested to be delivered to the Required Lenders in connection with such proposed acquisition (except to the extent that any such information is (a) subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential, (b) classified or (c) subject to any attorney-client privilege).

        "PERMITTED ACQUISITION DOCUMENTS" means with respect to any acquisition proposed by the Borrower or any Subsidiary thereof, the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

        "PERMITTED LIENS" means the Liens permitted pursuant to SECTION 8.01.

        "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

        "PRINCIPAL" has the meaning set forth in Section 4.01.

        "PRIVATE OFFERING" is any offering by any of the Purchasers of some or all of the Bridge Loan Securities or the Rollover Securities without registration under the Securities Act.

        "PROFESSIONAL SERVICES AGREEMENT" means that certain Professional Services Agreement dated September 7, 2001 by and between the Borrower and the Sponsor, as amended, restated or otherwise modified pursuant to the terms and conditions set forth in this Agreement.

        "PRO FORMA FINANCIAL STATEMENTS" has the meaning set forth in SECTION 5.01(b)(i).

        "PROXY AGREEMENT" means that certain Proxy Agreement With Respect to Ownership Interests of Getronics Government Solutions, L.L.C. dated as of April 30, 2001.

        "REGISTRATION AGREEMENT" means that certain Amended and Restated Registration Agreement, as amended from time to time, dated November 26, 2002 by and among Holdings, BAMC and the parties set forth on the signature pages thereto.

        "REGULATORY REQUIREMENT" has the meaning set forth in SECTION 12.18.

        "REMEDIES" has the meaning set forth in SECTION 11.02(iii).

        "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

        "REQUIRED LENDERS" means, as of any date of determination, Lenders holding more than 66-2/3% of the outstanding Bridge Notes.

        "RESALE MATERIALS" has the meaning set forth in SECTION 7.19.

        "RESTATED CERTIFICATE" means the Restated Certification of Incorporation of Holdings dated as of the date hereof, as amended.

        "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer or corporate controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

        "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

        "ROLLOVER DEFAULT" means any Default or Event of Default under this Agreement, the Bridge Notes, the Escrow Agreement, the Fee Letter, the Engagement Letter or any of the other Bridge Loan Documents.

        "ROLLOVER INVESTMENT AGREEMENT" has the meaning set forth in SECTION 14.01.

        "ROLLOVER MATURITY DATE" means November 26, 2008.

        "ROLLOVER NOTES" has the meaning set forth in SECTION 14.01.

        "ROLLOVER TERM SHEET" has the meaning set forth in SECTION 14.01.

        "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

        "SENIOR CREDIT AGREEMENT" means that certain credit agreement, dated as of November 26, 2002, among the Lenders named therein, the Agent, Holdings, and the Borrower, or any agreements refinancing, replacing or otherwise restructuring all or any portion of the Senior Indebtedness under such agreements or any successor or replacement agreement and whether with the same or any other agent, lender or group of lenders (as refinanced, replaced, restructured, amended or otherwise modified from time to time in accordance with its terms and the terms of this Agreement (including but not limited to SECTION 8.13)).

        "SENIOR CREDIT DOCUMENTS" means the Senior Credit Agreement and, after the execution and delivery thereof pursuant to the terms of the Senior Credit Agreement, each Senior Note and each Senior Security Document, the Senior Fee Letter and the Senior Subsidiary Guaranty Agreement, or any agreements refinancing, replacing or otherwise restructuring all or any portion of the Senior Indebtedness under such agreements or any successor or replacement agreement and whether with the same or any other agent, lender or group of lenders, in each case as refinanced, replaced, amended, modified, supplemented or restated from time to time, in accordance with their terms and the terms of this Agreement (including but not limited to SECTION 8.13).

        "SENIOR FEE LETTER" means the fee letter agreement dated as of September 27, 2002, as amended, restated, supplemented or otherwise modified, among the Borrower, the Agent and the other parties thereto.

        "SENIOR INDEBTEDNESS" means all Indebtedness, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of the Borrower or any other Loan Party under, in connection with, or evidenced or secured by the Senior Credit Agreement and any of the other Senior Credit Documents and any agreements, documents and instruments evidencing extensions of credit used to refund or refinance in whole or in part any such Indebtedness, obligations and liabilities, in each case including, without limitation, obligations to pay (a) principal, (b) reimbursement obligations with respect to letters of credit, (c) interest (including without limitation interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest is an allowed claim in such proceeding) or premium, (d) fees, (e) costs, expenses (including without limitation Attorney Costs) and other amounts related to any indemnity against loss, damage or liability or any enforcement actions with respect to any of the foregoing and
(f) any other monetary obligation; PROVIDED, that (x) the aggregate principal amount of Indebtedness constituting Senior Indebtedness under this clause shall not exceed at any one time the outstanding aggregate amount of Indebtedness permitted by SECTION 8.03(a) and (y) any amendments, restatements, supplements, replacements, refinancings or other modifications of the Senior Credit Documents in effect as of the Closing Date shall comply with the restrictions set forth in
SECTION 8.13. Notwithstanding anything to the contrary in the foregoing, "Senior Indebtedness" shall not include that portion of Indebtedness (and any interest, premium and fees thereon) pursuant to and arising under the Senior Credit Documents that is incurred in violation of the above proviso. To the extent any payment of Senior Indebtedness (whether by or on behalf of Holdings, the Borrower or any Subsidiary Guarantor, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or similar party under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by or paid over to, such trustee, receiver or other similar party, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

        "SENIOR NOTES" means the "Notes" as such term is defined in the Senior Credit Agreement.

        "SENIOR PAYMENT DEFAULT" has the meaning set forth in SECTION 11.11.

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        "SENIOR SECURITY DOCUMENTS" means the "Security Documents" as such term is defined in the Senior Credit Agreement.

        "SENIOR SUBSIDIARY GUARANTY AGREEMENT" means the "Subsidiary Guaranty Agreement" as such term is defined in the Senior Credit Agreement.

        "SENIOR TERM LOANS" means the "Term Loans" as such term is defined in the Senior Credit Agreement.

        "SOLVENT" means, as to Holdings and its Subsidiaries on a particular date, that Holdings and its Subsidiaries taken as a whole (a) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their debts as they mature, (b) own property having a value, both at fair valuation on a going concern basis and at present fair saleable value on a going concern basis, greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

        "SPONSOR" means GTCR Golder Rauner, L.L.C., a Delaware limited liability company.

        "STANDSTILL EXTENSION NOTICE" has the meaning set forth in SECTION 11.02(iii).

        "STANDSTILL PERIOD" has the meaning set forth in SECTION 11.02(iii).

        "STOCKHOLDERS AGREEMENT" means that certain Amended and Restated Stockholders Agreement, as amended from time to time, dated November 26, 2002 by and among Holdings, BAMC and the parties set forth on the signature pages thereto.

        "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Holdings and shall include, without limitation, the Borrower and its Subsidiaries and the Target and its Subsidiaries. For purposes of this Agreement, J.G. Van Dyke & Associates, Inc. shall not be deemed to be a "Subsidiary".

        "SUBSIDIARY GUARANTORS" means, collectively, all existing and future Domestic Subsidiaries of the Borrower.

        "SUBSIDIARY GUARANTY AGREEMENT" means the Subordinated Subsidiary Guaranty Agreement made by the Subsidiary Guarantors in favor of the Lenders, substantially in the form of EXHIBIT 1.01(a).

        "SUBORDINATED INDEBTEDNESS" means the "Subordinated Indebtedness" as such term is defined in Senior Credit Agreement in effect as of the Closing Date.

        "SUBORDINATED OBLIGATIONS" has the meaning set forth in SECTION 11.01.

        "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "TARGET" means Getronics Government Solutions, L.L.C., a Delaware limited liability company, which entity will be renamed "DigitalNet Government Solutions, LLC" on the Closing Date.

        "TAXES" has the meaning set forth in SECTION 4.07(a).

        "THRESHOLD AMOUNT" means $2,875,000.

        "TRANSACTION DOCUMENTS" means the collective reference to the Senior Credit Documents, the Bridge Loan Documents, the Acquisition Documents and the Equity Purchase Agreement.

        "TRANSITIONAL SERVICES AGREEMENT" means the collective reference to the Master Agreement for Transitional Services executed and delivered in connection with the Acquisition and any sub-Agreement executed and delivered pursuant to the terms thereof.

        "UCC" means, subject to SECTION 1.04, the Uniform Commercial Code in effect in the State of New York, as amended or modified from time to time.

        "UNAUDITED MONTHLY FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 5.01(b)(i).

        "UNAUDITED QUARTERLY FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 5.01(b)(i).

        "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        "UNITED STATES" and "U.S." mean the United States of America.

        "WARRANT LETTER AGREEMENT" shall mean that certain Letter Agreement dated as of November 26, 2002, by and among the Borrower, Holdings and BAMC, as amended.

        "WARRANTS" means, collectively, the Closing Warrant and the Escrow Warrant.

        1.02    Other Interpretive Provisions.

        With reference to this Agreement and each other Bridge Loan Document, unless otherwise specified herein or in such other Bridge Loan Document:

        (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b)     (i)     The words "HEREIN," "HERETO," "HEREOF" and "HEREUNDER"
        and words of similar import when used in any Bridge Loan Document shall refer to such Bridge Loan Document as a whole and not to any particular provision thereof.

                (ii) Article, Section, Exhibit and Schedule references are to the Bridge Loan Document in which such reference appears.

                (iii) The term "INCLUDING" is by way of example and not limitation.

                (iv) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                (v) The terms "KNOWLEDGE" or "KNOWN" when used with respect to any Loan Party shall be deemed to be a reference to the knowledge of any Responsible Officer.

        (c) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "THROUGH" means "TO AND INCLUDING."

        (d) Section headings herein and in the other Bridge Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Bridge Loan Document.

        1.03    Accounting Terms.

        (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, EXCEPT as otherwise specifically prescribed herein.

        (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Bridge Loan Document, and either Holdings, the Borrower or the Required Lenders shall so request, the Required Lenders, Holdings and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Borrower and the Required Lenders); PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) Holdings and the Borrower shall provide to the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

        1.04    Rounding.

        Any financial ratios required to be maintained by Holdings and the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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

        1.05    References to Agreements and Laws.

        Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Bridge Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Bridge Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

        1.06    Times of Day.

        Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

II.     ARTICLE II.
        BRIDGE LOAN SECURITIES

        2.01    Authorization and Issuance of the Bridge Loan
                Securities.

        The Borrower has authorized the issuance to the Lenders of the senior subordinated bridge notes to be dated the date of issuance thereof, to mature on August 26, 2003 (the "BRIDGE NOTES"), to bear interest on the unpaid balance thereof, from the date thereof until the principal shall have become due and payable, at the rates specified in Article IV and to be substantially in the form of EXHIBIT 2.01(a), which shall be accompanied by (i) the Closing Warrant, in substantially the form of EXHIBIT 2.01(b), entitling the holders thereof to purchase in the aggregate 758,952 shares of Common Stock of Holdings, representing 1.29% of the issued and outstanding shares of Holdings' Common Stock determined on a Fully-Diluted (as defined in the Closing Warrant) basis immediately following the Closing and (ii) the Escrow Warrant, in substantially the form of EXHIBIT 2.01(c), entitling the holders thereof to purchase in the aggregate 3,035,810 shares of Common Stock, representing 5.18% of the issued and outstanding shares of Holdings' Common Stock determined on a Fully-Diluted basis immediately following the Closing, subject to adjustment as provided therein.

III.    ARTICLE III.
        PURCHASE AND SALE

        3.01    Purchase and Sale of Bridge Loan Securities.

        (a) Subject to the terms and conditions herein set forth, and in reliance upon the representations and warranties of Holdings and the Borrower contained herein, Holdings and the Borrower shall sell to the Lenders and the Lenders shall purchase from Holdings and the Borrower, the Bridge Loan Securities for an aggregate purchase price of $44,000,000.

        (b) Holdings, the Borrower and the Lenders hereby acknowledge and agree that the Bridge Loan Securities to be issued are part of an investment unit within the meaning of Section 1273(c)(2) of the Code. Holdings, the Borrower and the Lenders hereby further acknowledge and agree that, for United States federal income tax purposes, the issue price of the Bridge Notes within the meaning of Section 1273(b) of the Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, and the other Bridge Loan Securities are equal to the amounts set forth on SCHEDULE
3.01. Holdings, the Borrower and the Lenders agree to use the foregoing issue price and allocation for all income tax purposes with respect to the issuance of the Bridge Loan Securities.

        (c) The closing of the issuance, purchase and sale of the Bridge Loan Securities (the "CLOSING") shall take place at the offices of Kirkland & Ellis, Aon Center, 200 East Randolph Drive, Chicago, Illinois, on November 26, 2002, or at such other time and place as may be mutually agreed upon in writing by Holdings, the Borrower and the Lenders; PROVIDED, HOWEVER, that the Closing shall take place no later than December 15, 2002. At the Closing, Holdings and the Borrower will issue, sell and deliver to the Lenders the Bridge Loan Securities in the amounts set forth above in SECTION 2.01 and the Lenders will pay to Holdings and the Borrower the purchase price therefor by wire transfer of immediately available funds pursuant to written instructions delivered to the Lenders by Holdings and the Borrower prior to the Closing.

IV.     ARTICLE IV.
        BRIDGE LOAN TERMS

        4.01    Repayment of Principal.

        Unless otherwise required or permitted to be sooner paid pursuant to the provisions hereof and of the Bridge Notes, the Borrower shall repay the unpaid principal amount of the Bridge Notes (including all capitalized interest, the "PRINCIPAL") in full on August 26, 2003 (the "MATURITY DATE").

        4.02    Repayments of Interest.

        (a) INTEREST. So long as no Event of Default has occurred and is continuing, the Principal shall bear interest from November 26, 2002 until paid, computed on the basis of a 360-day year, in each case for the actual number of days elapsed, at an annual rate of 15.0%.

        (b) PERIODIC INTEREST PAYMENTS. Accrued interest shall be due and payable quarterly in arrears on each of March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2002. The Borrower shall make its interest payment under each Bridge Note on each such payment date for the period from the previous payment date to such payment date by (i) making a cash payment to the Lenders in an amount equal to 13.0% per annum of the Principal balance outstanding under such Bridge Notes AND (ii) at the Borrower's election, (x) capitalizing 2.0% per annum of the aggregate Principal amount of the Bridge Notes and adding such amount to the aggregate Principal balance outstanding under the Bridge Notes, (y) making a cash payment to the Lenders in an amount equal to 2.0% per annum of the Principal balance outstanding under the Bridge Notes or (z) making a cash payment to the Lenders and capitalizing such remaining amount and adding such remaining amount to the aggregate Principal balance outstanding under the Bridge Notes such that the combined interest payment is equal to 2.0% per annum of the Principal balance outstanding under the Bridge Notes. Whenever any payment to be made hereunder or under any Bridge Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day. In addition, all accrued and unpaid interest on the Bridge Notes shall be paid upon the payment in full of the Principal and, if payment of Principal in full is not paid when due, thereafter on demand.

        (c) DEFAULT INTEREST RATE. After the occurrence and during the continuance of any Event of Default, then the Borrower's obligations under the Bridge Notes shall bear interest from the date of the occurrence of such Event of Default payable quarterly as stated in SECTION 4.02(b) at the Default Rate. With respect to interest accruing at the foregoing interest rates, the Borrower shall make its interest payment under each Bridge Note on each payment date for the period from the previous payment date to such payment date by (i) making a cash payment to the Lender thereof in an amount equal to 15.0% per annum of the Principal balance outstanding under such Bridge Note and (ii) at the Borrower's election by (x) capitalizing 2.0% per annum of the aggregate Principal amount of such Bridge Note and adding such amount to the aggregate Principal balance outstanding under such Bridge Note, (y) making a cash payment to the Lender thereof in an amount equal to 2.0% per annum of the Principal balance outstanding under such Bridge Note or (z) making a cash payment to the Lender thereof and capitalizing such remaining amount and adding such remaining amount to the aggregate Principal balance outstanding under such Bridge Note such that the combined interest payment is equal to 2.0% per annum of the Principal balance outstanding under such Bridge Note.

        (d) SAVINGS CLAUSE. In no contingency or event shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have received interest hereunder in excess of the highest applicable rate, the amount of such excess interest shall be applied against the Principal then outstanding to the extent permitted by applicable law, and any excess interest remaining after such application shall be refunded promptly to the Borrower.

        4.03    Mandatory Prepayments of the Bridge Notes.

        (a) IPO PROCEEDS. Subject to the terms of SECTION 11.11 of this Agreement, the Borrower shall use the Net Cash Proceeds of any IPO to promptly make mandatory Principal prepayments of the Bridge Notes in the manner set forth in SECTION 4.03(e) in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds of any IPO.

        (b) DEBT PROCEEDS. Provided that the Senior Indebtedness has been paid in full in cash, the Borrower shall make mandatory Principal prepayments of the Bridge Notes in the manner set forth in SECTION 4.03(e) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any incurrence of Indebtedness by any Loan Party permitted pursuant to SECTION 8.03(o). Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

        (c) EQUITY PROCEEDS. Provided that the Senior Indebtedness has been paid in full in cash, the Borrower shall make mandatory Principal prepayments of the Bridge Notes in the manner set forth in SECTION 4.03(e) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any offering of equity securities (other than an IPO) by any Loan Party (excluding
(A) the Net Cash Proceeds of any offerings of equity securities to management pursuant to incentive compensation plans in the ordinary course of business, (B) the Net Cash Proceeds of any offering of equity securities in connection with any Permitted Acquisition to GTCR Fund VII, co-investors that are existing shareholders of Holdings at the time of such offering of equity securities, or any seller with respect to such Permitted Acquisition, and (C) the Net Cash Proceeds of any other offering of equity securities to GTCR Fund VII and to co-investors that are existing shareholders of Holdings at the time of such offering of equity securities, in an aggregate amount not to exceed $20,000,000 (excluding any offering of equity securities pursuant to clause (B) above)); PROVIDED, that the mandatory prepayment set forth in this SECTION 4.03(c) shall terminate upon the receipt by the Lenders of a Compliance Certificate and supporting financial information, all in form and substance reasonably satisfactory to the Required Lenders, evidencing that the Consolidated Total Leverage Ratio is equal to or less than 2.50 to 1.00. Any such prepayment required by this SECTION 4.03(c) shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

        (d) ASSET SALE PROCEEDS. Provided that the Senior Indebtedness has been paid in full in cash, no later than one hundred eighty (180) days following the receipt by any Loan Party, the Borrower shall make mandatory Principal prepayments of the Bridge Notes in the manner set forth in SECTION 4.03(e) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from the Disposition or series of related Dispositions of assets by any Loan Party permitted pursuant to SECTION 8.05(k) and SECTION 8.05(l) (the "DISPOSITION PROCEEDS"). Provided that the Senior Indebtedness has been paid in full in cash, notwithstanding any of the foregoing to the contrary, upon and during the continuance of a Default under SECTION 10.1(a) and upon notice from the Required Lenders, all Disposition Proceeds received by any Loan Party shall be applied to make prepayments of the Bridge Notes, such prepayments to be made within the later to occur of three (3) Business Days after the date of receipt of Disposition Proceeds of any such transaction and the occurrence of any such Default.

        (e) Upon the occurrence of any event triggering the prepayment requirement under SECTION 4.03(a) through and including SECTION 4.03(d), the Borrower shall promptly give written notice to the Lenders. The Borrower covenants and agrees it will prepay (i) on the closing date of any IPO, the Bridge Notes or the portion thereof subject to prepayment by paying an amount equal to the Bridge Redemption Price of the outstanding Principal amount of the Bridge Notes to be redeemed, (ii) on the closing date of such transactions or events described in Sections 4.03(b) and (c), the Bridge Notes or the portion thereof subject to prepayment by paying an amount equal to the Bridge Redemption Price of the outstanding Principal amount of the Bridge Notes to be redeemed and
(iii) not later than 180 days following receipt by any Loan Party of Disposition Proceeds of any such transactions or events described in SECTION 4.03(d), the Bridge Notes or the portion thereof subject to prepayment by paying an amount equal to the Bridge Redemption Price of the outstanding Principal amount of the Bridge Notes to be redeemed. All mandatory prepayments under this SECTION 4.03 shall be applied first to all costs, expenses, indemnities and other amounts payable hereunder and under the applicable Bridge Notes, then to payment of default interest, if any, then to payment of premium, if any, then to payment of accrued interest and thereafter to payment of Principal. Notwithstanding anything to the contrary contained herein, all payments of Principal, premium and interest due from the Borrower hereunder shall be made to the Lenders on an equal and ratable basis. All Bridge Notes which have been repaid may not be reborrowed.

        4.04    Optional Prepayments of the Bridge Notes.

        Subject to the terms of SECTION 8.14(b) of the Senior Credit Agreement as in effect on the Closing Date, the Borrower shall have the right at any time and from time to time, upon the notice provided for below, to redeem the Bridge Notes in whole or in part; PROVIDED, HOWEVER, such redemption shall be allocated to all of the Bridge Notes outstanding at the time in proportion to the respective outstanding Principal amounts thereof. In the event of an optional redemption made under this SECTION 4.04, the Borrower shall give the Lenders irrevocable written notice of such redemption not less than 5 nor more than 60 days prior to the redemption date, specifying (i) such redemption date, (ii) the Principal amount of the Bridge Notes to be prepaid on such date, and (iii) the accrued interest applicable to the redemption, and stating that such redemption is to be made pursuant to this SECTION 4.04. All optional prepayments under this
SECTION 4.04 shall be applied first to all costs, expenses, indemnities and other amounts payable hereunder and under the applicable Bridge Notes, then to payment of default interest, if any, then to payment of premium, if any, then to payment of accrued interest and thereafter to payment of Principal. Notwithstanding anything to the contrary contained herein, all payments of Principal, premium and interest due from the Borrower hereunder shall be made to the Lenders on an equal and ratable basis. The price of the Bridge Notes payable upon an optional redemption pursuant to this SECTION 4.04 shall be an amount equal to the Bridge Redemption Price of the outstanding Principal amount of the Bridge Notes to be redeemed. All Bridge Notes which have been prepaid may not be reborrowed.

        4.05    Mandatory Offer to Prepay upon a Change of Control.

        (a) Upon the occurrence of a Change of Control, each Lender shall have the right to require the Borrower to repurchase all or any part of such Lender's Bridge Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price (the "CHANGE OF CONTROL PAYMENT") in cash equal to one hundred and one percent (101%) of the aggregate outstanding Principal amount thereof (including without limitation, capitalized interest thereon) plus accrued and unpaid interest on a date of purchase specified therein, which specified date cannot be earlier than twenty days following such Change of Control but shall be no later than thirty (30) days following such Change of Control (the "CHANGE OF CONTROL PAYMENT DATE"). The Borrower shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Bridge Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Agreement relating to such Change of Control Offer, the Borrower shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Agreement by virtue thereof.

        (b) By 12:00 p.m. (noon) Eastern Time on the Change of Control Payment Date, the Borrower shall, to the extent lawful, (1) accept for payment all Bridge Notes or portions thereof properly tendered pursuant to the Change of Control Offer and (2) pay via wire transfer in immediately available funds an amount equal to the Change of Control Payment in respect of all Bridge Notes or portions thereof so tendered. The Borrower shall send to each Lender, that has tendered its Bridge Notes, the applicable Change of Control Payment for such Bridge Notes, and the Borrower shall promptly execute and mail to each Lender a new Bridge Note equal in Principal amount to any unpurchased portion of the Bridge Notes surrendered, if any. Notwithstanding the foregoing provisions of this SECTION 4.05, prior to compliance with this SECTION 4.05, but in any event within thirty (30) days following a Change of Control, the Borrower will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Bridge Notes required by this SECTION 4.05. The Borrower shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        4.06    Direct Payment.

        All payments of Principal and interest due from the Borrower hereunder shall be due, without any presentment thereof, directly to the Lenders, at the Lenders' addresses set forth on SCHEDULE 12.08 or such other address as the Lenders may from time to time designate in writing to the Borrower or, if a bank account(s) with a United States bank is designated for the Lenders on SCHEDULE
12.08 or in any written notice to the Borrower from the Lenders, the Borrower will make such payments in immediately available funds to such bank account, no later than 11:00 a.m. New York City, New York time on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as the Lenders may from time to time direct in writing.

        4.07    Taxes.

        (a) Any and all payments by or on behalf of the Loan Parties hereunder and under any Bridge Loan Document shall be made, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings that are or would be applicable to the Lenders, and all liabilities with respect thereto, excluding (x) income taxes imposed on the net income of a Lender and (y) franchise taxes imposed on the net income of a Lender, in each case by the United States or by the jurisdiction under the laws of which such Lender is organized or qualified to do business or a jurisdiction or any political subdivision thereof in which the Lender engages in business activity other than activity arising solely from the Lender having executed this Agreement and having enjoyed its rights and performed its obligations under this Agreement or any Bridge Loan Document or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "TAXES"). If a Loan Party must deduct any Taxes from or in respect of any sum payable hereunder or under any other Bridge Loan Document to a Lender, (x) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION
4.07 such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (y) such Loan Party shall make such deductions and (z) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b) The Loan Parties will pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Bridge Loan Document, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Bridge Loan Document that are or would be applicable to the Lenders ("OTHER TAXES").

        (c) The Loan Parties jointly and severally agree to indemnify each Lender for the full amount of Taxes and Other Taxes paid by such Lender and any liability (including penalties, interest and expenses (including Attorney Costs) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority; provided, however, that if the Loan Parties reasonably believe that such Taxes were not correctly or legally asserted, such Lender will take reasonable efforts to cooperate with the Loan Parties to obtain a refund of such Taxes. A certificate as to the amount of such payment or liability prepared by such Lender absent manifest error, shall be final conclusive and binding for all purposes. Such indemnification shall be made within thirty (30) days after the date such Lender makes written demand therefor. The Loan Parties shall have the right to receive that portion of any refund of any Taxes and Other Taxes received by a Lender for which any Loan Party has previously paid any additional amount or indemnified such Lender and which leaves the Lender, after such Loan Parties' receipt thereof, in no better or worse financial position than if no such Taxes or Other Taxes had been imposed or additional amounts or indemnification paid to the Lender. The Lender shall have sole discretion as to whether (and shall in no event be obligated) to make any such claim for any refund of any Taxes or Other Taxes.

        (d)     A certificate of any Lender claiming compensation under this
Section 4.07 and setting forth the additional amounts to be paid to it hereunder shall be presumptive evidence in absence of manifest error.

        (e)     (i)     Each Lender that is not a "United States person" within
        the meaning of Section 7701(a)(30) of the Code (a "FOREIGN LENDER") shall deliver to the Borrower, on or prior to the Closing Date (or, with respect to an assignment of an interest herein, on or prior to the effective date of such assignment), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Borrower such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its lending office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Bridge Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Borrower on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under SECTION 4.07 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this SECTION 4.07(e) or
        (B) if such Lender shall have failed to satisfy the foregoing provisions of this SECTION 4.07(e); PROVIDED that if such Lender shall have satisfied the requirement of this SECTION 4.07(e) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Bridge Loan Documents, nothing in this
        SECTION 4.07(e) shall relieve the Borrower of its obligation to pay any amounts pursuant to SECTION 4.07 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

        4.08    Subordination.

        The parties acknowledge and agree that the payment provisions of this
ARTICLE IV (INTER ALIA) are subject to ARTICLE XI.

V.      ARTICLE V.
        CONDITIONS PRECEDENT TO CLOSING

        5.01    Conditions To Closing.

        BAMC's obligations to purchase and pay for the Bridge Notes and the Warrants at the Closing are subject to BAMC determining, in its sole discretion, that the following conditions have been satisfied

(or BAMC waiving in writing the conditions that it has determined have not been satisfied), on or before the Closing Date:

                (a) GENERAL BRIDGE LOAN DOCUMENTS, CERTIFICATES AND OPINIONS. BAMC's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing
        Date) and each in form and substance reasonably satisfactory to BAMC and its legal counsel:

                        (i) PRIMARY BRIDGE LOAN DOCUMENTS. Executed counterparts of this Agreement, the Subsidiary Guaranty Agreement, the Warrants, the Escrow Agreement, the Registration Agreement and any other applicable Bridge Loan Documents, sufficient in number for distribution to BAMC.

                        (ii) BRIDGE NOTE. A Bridge Note executed by the Borrower in favor of BAMC.

                        (iii) GENERAL CERTIFICATES. A certificate of the secretary or assistant secretary of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of each Loan Party executing Bridge Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of each Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of each Loan Party as in effect on the date of such certifications, (C) resolutions duly adopted by the board of directors or other governing body of each Loan Party authorizing the borrowings and equity issuances contemplated hereunder and the execution, delivery and performance of the Bridge Loan Documents to which it is a party and (D) certificates as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of organization and, to the extent requested by BAMC, each other jurisdiction where each Loan Party is qualified to do business and a certificate, if available, of the relevant taxing authorities of such jurisdictions certifying that such Loan Party has filed required tax returns and owes no delinquent taxes;

                        (iv) OFFICER'S CERTIFICATE. A certificate of a Responsible Officer of each of Holdings and the Borrower certifying (A) that the conditions specified in this SECTION
                5.01 have been satisfied, (B) that since September 30, 2002 (both before and after giving effect to the consummation of the Acquisition) there has been no change, occurrence or development that has had or could be reasonably expected to have a Material Adverse Effect and (C) that no actions, suits, investigations or proceedings are pending or threatened in any court or before any arbitrator or Governmental Authority that purport (1) to materially and adversely affect the Loan Parties (other than the CSOC Litigation) or (2) to affect any transaction contemplated by this Agreement (including, without limitation, the Acquisition) or the ability of the Loan Parties or any other obligor under the Bridge Loan Documents to perform their respective obligations under the Bridge Loan Documents; PROVIDED that BAMC shall be satisfied (I) with all indemnification rights of the Borrower with respect to the CSOC Litigation under the Acquisition Documents and (II) the terms, conditions and amounts of all reserves and escrow arrangements relating to the CSOC Litigation and the indemnification thereof;

                        (v) OPINION OF COUNSEL. A favorable opinion of Kirkland & Ellis, counsel to the Loan Parties, addressed to the Lenders, as to such matters concerning the Loan Parties and the Bridge Loan Documents as BAMC may reasonably request;

                        (vi) ENGAGEMENT LETTER. The Engagement Letter executed by Banc of America Securities, LLC, the Borrower and Holdings.

                        (vii) OTHER DOCUMENTATION. Such other assurances, certificates, documents, consents or opinions (including a copy of the opinion issued to the Administrative Agent under the Senior Credit Agreement that provides that BAMC may rely on such opinion) as BAMC reasonably may require.

                (b)     FINANCIAL MATTERS.

                        (i)     FINANCIAL STATEMENTS. BAMC shall have received
                (A) the audited consolidated balance sheet of the Target and its Subsidiaries and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001 (the "AUDITED FINANCIAL STATEMENTS"), (B) the unaudited consolidated balance sheet of the Target and its Subsidiaries and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 (the "UNAUDITED QUARTERLY FINANCIAL Statements"), (C) the unaudited consolidated balance sheet of the Target and its Subsidiaries and the related consolidated statements of income or operations for the calendar months ended July 31, 2002, August 31, 2002, September 30, 2002 and October 31, 2002 (the "UNAUDITED MONTHLY FINANCIAL STATEMENTS") and (D) the PRO FORMA financial statements of Holdings and its Subsidiaries after giving effect to the transactions contemplated by the Transaction Documents (the "PRO FORMA FINANCIAL STATEMENTS"), all in form and substance satisfactory to BAMC and prepared in accordance with GAAP.

                        (ii) FINANCIAL FORECASTS. BAMC shall have received financial forecasts with respect to Holdings and its Subsidiaries prepared by a Responsible Officer of each of Holdings and the Borrower, each in form satisfactory to BAMC, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of this Agreement.

                        (iii) FINANCIAL CONDITION CERTIFICATE. Holdings and the Borrower shall have delivered to BAMC a certificate, in form and substance reasonably satisfactory to BAMC, and certified as accurate by a Responsible Officer of each of Holdings and the Borrower, that (A) attached thereto are calculations evidencing compliance, as determined on a PRO FORMA basis as of October 31, 2002 and after giving effect to the transactions contemplated by the Transaction Documents, with the covenants contained in
                SECTION 8.17 and SECTION 8.18, (B) the PRO FORMA financial statements delivered pursuant to SECTION 5.01(b)(i) and the forecasts delivered pursuant to SECTION 5.01(b)(ii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions, it being understood that forecasts are subject to inherent uncertainties and (C) attached thereto is a calculation of the Consolidated Total Leverage Ratio, determined on a PRO FORMA basis as of the Closing Date and after giving effect to the transactions contemplated by the Transaction Documents, demonstrating to the satisfaction of BAMC that the Consolidated Total Leverage Ratio is less than 3.75 to 1.00.

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

                        (iv) FINANCIAL DUE DILIGENCE REPORT. BAMC shall have received the report dated July 22, 2002 prepared by Ernst & Young LLP and the subsequent update setting forth the calculation of the revenues and the gross margin of the Loan Parties for the twelve month period ending August 31, 2002 (such calculation to be exclusive of any amounts attributable to the INS Contract) (the "E&Y REPORT").

                        (v) SOLVENCY CERTIFICATES. BAMC shall have received the following (each in form and substance reasonably satisfactory to BAMC):

                                (A) an opinion by Valuation Research, Inc., in form and substance reasonably satisfactory to BAMC, as to the financial condition and the solvency of Holdings, the Borrower and the other Guarantors, taken as a whole, after giving effect to the transactions contemplated by the Transaction Documents; and

                                (B)     a certificate, in form and substance
                        reasonably satisfactory to BAMC, and certified as accurate by a Responsible Officer of each of Holdings and the Borrower, as to the financial condition and the solvency of Holdings, the Borrower and the other Guarantors, taken as a whole, after giving effect to the transactions contemplated by the Transaction Documents;

                        (vi)    FEES AND EXPENSES. The Borrower shall have paid
                (i) all fees and expenses required to be paid on or before the Closing Date and (ii) all Attorney Costs of BAMC to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and BAMC).

                        (vii) EXISTING CREDIT AGREEMENT. BAMC shall have received evidence, in form and substance reasonably satisfactory thereto, that (i) the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated and that all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, released and (ii) BAMC shall be reasonably satisfied with the amount and terms of any intercompany indebtedness and all indebtedness and material liabilities of the Loan Parties to any third parties existing on the Closing Date.

                        (viii) OTHER FINANCIAL INFORMATION. BAMC shall have received any updates or modifications to the financial information previously provided thereto by Holdings and the Borrower, as reasonably requested by BAMC.

                (c)     THE ACQUISITION.

                        (i)     DOCUMENTATION.

                                (A) ACQUISITION DOCUMENTS. The Acquisition Documents shall be in form and substance reasonably satisfactory to BAMC (including, but not limited to, a cash purchase price not to exceed $183,400,000 (subject to adjustments for changes to working capital, net depreciable assets and accrued contract losses). All material conditions precedent to complete the Acquisition thereunder shall have been completed or waived with BAMC's consent such that the Acquisition shall

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

                        occur contemporaneously with the initial funding under this Agreement on the Closing Date.

                                (B) EQUITY PURCHASE AGREEMENT. BAMC shall have received a true and correct copy of the Equity Purchase Agreement.

                                (C)     SENIOR CREDIT DOCUMENTS. The Senior
                        Credit Documents shall be fully executed and in form and substance reasonably satisfactory to BAMC and BAMC shall have received a true and correct copy of such Senior Credit Documents.

                                (D) MANAGEMENT AND CONSULTING AGREEMENTS. BAMC shall have received true and correct copies of (1) the Professional Services Agreement, (2) the Senior Management Agreement, dated as of September 7, 2001, by and among Holdings, the Borrower and Ken S. Bajaj, (3) the Senior Management Agreement, dated as of September 7, 2001, by and among Holdings, the Borrower and Jack Pearlstein, (4) the Senior Management Agreement, dated as of February 15, 2002, by and among Holdings, the Borrower and Steve Solomon, (5) the Consulting Agreement, dated as of January 10, 2002, by and among Holdings, the Borrower and Steve Hanau and (6) the Employment Agreement, dated as of September 20, 2002, by and among Holdings, the Borrower and Barbara Barnes.

                        (ii) EQUITY CONTRIBUTION, EQUITY ROLLOVER AND SENIOR CREDIT AGREEMENT ADVANCES.

                                (A) EQUITY CONTRIBUTION. Holdings shall have received, on or prior to the Closing Date, net cash proceeds from the issuance of certain preferred and common equity securities in an aggregate amount of at least $63,600,000, and Holdings shall have contributed such net cash proceeds, on or prior to the Closing Date, to the Borrower (collectively, the "EQUITY CONTRIBUTION"), such Equity Contribution to be on terms and conditions reasonably satisfactory to BAMC.

                                (B)     EQUITY ROLLOVER. Holdings shall have
                        issued, on or prior to the Closing Date, $33,500,000 of preferred stock of Holdings to certain shareholders of the Target (the "EQUITY ROLLOVER"), such Equity Rollover to be on terms and conditions reasonably satisfactory to BAMC.

                                (C) ADVANCES UNDER SENIOR CREDIT AGREEMENT. The Borrower shall have entered into the Senior Credit Documents, and such Senior Credit Documents shall be in full force and effect. At the Closing, the lenders thereunder shall, concurrently with the issuance of the Bridge Note, make the advances required to be made at the Closing in the full amount contemplated therein in connection with the Acquisition, all on terms and conditions reasonably satisfactory to BAMC. At the Closing, the Borrower shall have received the proceeds of the Senior Credit Documents on terms and conditions reasonably satisfactory to BAMC in an aggregate principal amount of at least $80,000,000 and have at least $15,000,000 in availability under the revolver pursuant to the Senior Credit Agreement (as such amount may be reduced by the requisite lenders under the Senior Credit Agreement).

                        (iii) PURCHASE PRICE. The purchase price paid by the Borrower in connection with the Acquisition (including, without limitation, all estimated closing costs) shall not exceed $224,000,000 (subject to adjustments for changes to working capital, net depreciable assets and accrued contract losses).

                        (iv) NO INJUNCTION, ETC. No litigation, action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of the Transaction Documents or the consummation of the transactions contemplated thereby, or which, in BAMC's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and the other Bridge Loan Documents.

                        (v) TRANSACTION CERTIFICATE. BAMC shall have received a certificate with respect to the Acquisition, the Equity Issuance, the Equity Contribution and the Senior Credit Agreement, in form and substance reasonably satisfactory to BAMC identifying each Transaction Document and attaching true, complete and correct copies of such Transaction Documents together with all amendments and modifications thereto.

                        (vi) OTHER DOCUMENTS. BAMC shall have received any other documents reasonably requested thereby in connection with the Acquisition, the Equity Contribution, the Equity Rollover and the Credit Agreement, and each such document shall be in form and substance reasonably satisfactory to BAMC.

                (d)     MISCELLANEOUS.

                        (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. The Loan Parties shall have received all material governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary (as determined in the reasonable discretion of BAMC) in connection with the transactions contemplated by this Agreement and the other Bridge Loan Documents and the other transactions contemplated hereby (including, without limitation, the Acquisition, the Equity Contribution, the Equity Rollover and the Senior Credit Agreement) and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected restrain, prevent or impose any material adverse conditions on any of the Loan Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of BAMC could reasonably be expected to have such effect.

                        (ii) CORPORATE STRUCTURE AND CAPITALIZATION OF HOLDINGS AND THE BORROWER. The capital and ownership structure and the shareholder arrangements of the Loan Parties, on the Closing Date and on a PRO FORMA basis after giving effect to the transactions contemplated by the Transaction Documents, shall be reasonably satisfactory to BAMC (and BAMC shall have received satisfactory evidence that (A) at least 60% of the ownership interest in Holdings shall be owned collectively by GTCR Fund VII and GTCR Co-Invest, (B) all common stock in the Borrower shall be owned by Holdings, and (C) all common stock or other ownership interests in the Borrower's Subsidiaries shall be owned by the Borrower or one or more Subsidiaries thereof).

                        (iii) DEBT RATINGS. On or prior to the Closing Date, the Borrower shall have received ratings for its senior secured debt of at least B+ from Standard & Poor's Ratings

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

                Group, a division of The McGraw-Hill Companies, Inc., and B1 from Moody's Investors Service, Inc., in each case with a stable outlook.

                        (iv) PROFESSIONAL SERVICES AGREEMENT. BAMC shall have received the written acknowledgement by the parties to the Professional Services Agreement of the restrictions set forth in
                SECTION 8.10 and that such restrictions do not constitute a breach of the Professional Services Agreement.

                        (v) OTHER DOCUMENTS. All opinions, certificates and other instruments, and all proceedings in connection with the transactions contemplated by the Transaction Documents, shall be reasonably satisfactory in form and substance to BAMC. BAMC shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by the Transaction Documents.

VI.     ARTICLE VI.
        REPRESENTATIONS AND WARRANTIES

        Holdings and the Borrower represent and warrant, immediately after giving effect to the Acquisition and the other transactions contemplated herein and the other Transaction Documents, to the Lenders that as of the Closing Date:

        6.01    Existence, Qualification and Power; Compliance with
                Laws.

        Holdings and each of its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and, as except as set forth on SCHEDULE 6.01, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business as now being conducted and hereafter proposed to be conducted and (ii) execute, deliver and perform its obligations under the Bridge Loan Documents to which it is a party, except, in each case, where the failure to have all such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except where the failure to qualify, be licensed and be in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which Holdings and each of its Subsidiaries is organized and qualified to do business as of the Closing Date are described on SCHEDULE 6.01.

        6.02    Authorization; No Contravention.

        The execution, delivery and performance by each Loan Party of each Bridge Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not
(a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (except in the case of clauses (b) or (c) where such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect).

        6.03    Governmental Authorization; Other Consents.

        (a) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Bridge Loan Document except (i) as may be required by Laws affecting the offering and sale of securities generally, (ii) the consent of Stamford Computer Group under the equipment lease referred to in Item 3 of SCHEDULE 8.01 (which will be obtained within 60 days after the Closing Date) and (iii) those notices, consents and authorizations which have been obtained prior to the Closing Date.

        (b) Holdings and each of its Subsidiaries (i) has all Governmental Approvals required by any applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable Laws relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under applicable Law (except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect).

        6.04    Binding Effect.

        This Agreement has been, and each other Bridge Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Bridge Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

        6.05    Financial Statements; No Material Adverse Effect.

        (a)     (i)     The Audited Financial Statements (A) were prepared in
        accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (B) fairly present in all material respects the financial condition of the Target and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (C) show all indebtedness and other liabilities, direct or contingent, of the Target and its Subsidiaries as of the date thereof, including, without limitation, liabilities for taxes, commitments and Indebtedness, in each case, with respect to this clause
        (C), to the extent required to be disclosed under GAAP.

                (ii) The Unaudited Quarterly Financial Statements and the Unaudited Monthly Financial Statements (A) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, (B) fairly present in all material respects the financial condition of the Target and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and (C) show all indebtedness and other liabilities, direct or contingent, of the

        Target and its Subsidiaries as of the dates thereof, including, without limitation, liabilities for taxes, commitments and Indebtedness, in each case, with respect to this clause (C), to the extent required to be disclosed under GAAP, subject, in the case of clauses (A) and (B), to the absence of footnotes and to normal year-end audit adjustments.

        (b) The Pro Forma Financial Statements (A) were prepared in accordance with GAAP, (B) fairly present in all material respects the PRO FORMA financial condition of Holdings and its Subsidiaries as of the Closing Date, and
(C) show all PRO FORMA indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the Closing Date, including, without limitation, liabilities for taxes, commitments and Indebtedness, in each case, with respect to this clause (C), to the extent to be disclosed under GAAP, subject, in the case of clauses (A) and (B), to the absence of footnotes and to normal year-end audit adjustments.

        (c) SCHEDULE 6.05 sets forth all material Indebtedness of Holdings and its Subsidiaries as of the Closing Date.

        (d) Since June 30, 2002, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

        (e) As of the Closing Date and after giving effect to the Acquisition and the other transactions contemplated by this Agreement and the other Transaction Documents, Holdings and each of its Subsidiaries will be Solvent.

        6.06    Litigation.

        There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Bridge Loan Document, or any of the transactions contemplated hereby (other than the existing proceeding to terminate the Proxy Agreement), or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

        6.07    No Default.

        Neither Holdings nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or an Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Bridge Loan Document.

        6.08    Ownership of Property; Liens.

        Holdings and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of Holdings and its Subsidiaries delivered pursuant to SECTION 7.01, except those which have been disposed of by Holdings or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. The property of Holdings and its Subsidiaries is subject to no Liens, other than Liens permitted by SECTION 8.01.

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        6.09    Environmental Compliance.

        (a) The properties owned, leased or operated by Holdings and each of its Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of applicable Environmental Laws or (ii) could give rise to liability under applicable Environmental Laws, except where, in the case of clauses (i) or (ii), such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

        (b) Holdings and each of its Subsidiaries and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could reasonably be expected to interfere with the continued operation of such properties or impair the fair saleable value thereof, except for any such noncompliance or contamination that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

        (c) Neither Holdings nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does Holdings or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened, except where such violation, alleged violation, non-compliance, liability or potential liability which is the subject of such notice could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

        (d) Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by Holdings and its Subsidiaries in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

        (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which Holdings and its Subsidiaries are or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Holdings or any of its Subsidiaries or such properties or such operations, except where such proceeding, action, decree, order or other requirement could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

        (f) There has been no release, or to the best of Holdings' and the Borrower's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by Holdings or any of its Subsidiaries, now or in the past, in violation of or in amounts or in a manner that could reasonably expected to give rise to liability under Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        6.10    Insurance.

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        The properties of Holdings and each of its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of Holdings or the Borrower (unless such insurance is provided on an arms-length basis), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Holdings and such Subsidiaries operates.

        6.11    Taxes.

        Holdings and each of its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Such tax returns and reports accurately reflect in all material respects all liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of Holdings and its Subsidiaries and no Governmental Authority has asserted any Lien or other claim against any Holdings or any of its Subsidiaries with respect to unpaid taxes which has not been discharged or resolved, in each case, except as could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of Holdings and its Subsidiaries in respect of federal, state, local and other taxes for the Fiscal Year 2002 and Fiscal Years occurring thereafter, Holdings and its Subsidiaries are in the judgment of Holdings and the Borrower adequate, and Holdings and the Borrower do not anticipate any material amount of additional taxes or assessments for any of such years. There is no proposed tax assessment against Holdings or any of its Subsidiaries that would, if made, reasonably be expected to have a Material Adverse Effect.

        6.12    ERISA Compliance.

        (a) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plans or Multiemployer Plans other than those identified on SCHEDULE 6.12(a).

        (b) Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws and (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Furthermore, the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (c) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

        (d) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) except as disclosed on SCHEDULE 6.12(d), neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (vi) except as could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code.

        6.13    Certain Federal Regulations.

        (a) Neither Holdings nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any of the Bridge Notes will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X issued by the FRB.

        (b) Neither Holdings nor any of its Subsidiaries or any Person Controlling Holdings or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended, and the Borrower is not an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended.

        6.14    Disclosure.

        The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of Holdings or any of its Subsidiaries to the Lenders in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, pro forma financial information and estimated financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

        6.15    Compliance with Laws.

        Holdings and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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        6.16    Intellectual Property; Licenses, Etc.

        Holdings and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Holdings and the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Holdings or any of its Subsidiaries infringes upon any IP Rights held by any other Person. Except as specifically disclosed in SCHEDULE 6.16, to the best knowledge of Holdings and the Borrower, (i) no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any material IP Rights, and (ii) neither Holdings nor any of its Subsidiaries is liable to any Person for infringement under applicable Law with respect to any such IP Rights as a result of its business operations.

        6.17    Employee Relations.

        Holdings and each of its Subsidiaries has not had an undue level of employee attrition in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on SCHEDULE 6.17. Holdings and the Borrower know of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its respective employees or those of its respective Subsidiaries.

        6.18    Material Government Contracts.

        SCHEDULE 6.18 sets forth a complete and accurate list of all Material Government Contracts of Holdings and its Subsidiaries in effect as of the Closing Date (except for classified Material Government Contracts which may not be disclosed to third parties pursuant to the express written terms thereof). Other than as set forth in SCHEDULE 6.18, each such Material Government Contract in existence on the Closing Date is, and after giving effect to the consummation of the transactions contemplated by the Bridge Loan Documents will be in full force and effect as of the Closing Date in accordance with the terms thereof. Holdings and its Subsidiaries have made available for review by BAMC a true and complete copy of each Material Government Contract required to be listed on
SCHEDULE 6.18 (expect for classified Material Government Contracts which may not be disclosed to third parties pursuant to the express written terms thereof). As of the Closing Date, neither Holdings nor any of its Subsidiaries (nor, to the knowledge of Holdings and the Borrower, any other party thereto) is in breach of or in default under any Material Government Contract, except where such breach or default could not reasonably be expected to have a Material Adverse Effect.

        6.19    Burdensome Provisions.

        Neither Holdings nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries presently anticipates that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to Holdings, the Borrower or any Subsidiary or to transfer any of its assets or properties to Holdings, the Borrower or any other Subsidiary in each case other than existing under or by reason of the Bridge Loan Documents, the Equity Purchase Agreement, the Senior Credit Documents, documentation executed in connection with certain capital leases or applicable Law.

        6.20    Survival of Representations and Warranties, Etc.

        All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Bridge Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

        6.21    Authorized and Issued Capital.

        The authorized capitalization of Holdings and each of its Subsidiaries is set forth on SCHEDULE 6.21. Except as set forth on SCHEDULE 6.21, Holdings has not issued any other shares of its Capital Stock and there are no further subscriptions, contracts or agreements for the issuance or purchase of any other or additional equity interest in Holdings or any of its Subsidiaries, either in the form of options, agreements, warrants, calls, convertible securities or other similar rights, other than the Warrants or as set forth on SCHEDULE 6.21. All the outstanding shares of Capital Stock of Holdings and each of its Subsidiaries which are corporations are duly and validly authorized and issued and are fully paid and nonassessable and have been offered, issued, sold and delivered in compliance in all material respects with applicable federal and state securities laws. All of the outstanding membership interests of any Subsidiary of Holdings which is a limited liability company have been duly authorized and are validly issued and have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws. Set forth on SCHEDULE 6.21 is a listing of (x) all shareholders (including the number of shares of each class or percentage partnership interest, as the case may be, owned by each such Person) of Holdings and each of its Subsidiaries and of (y) the holders of all outstanding options, agreements, warrants, calls, convertible securities and other rights relating to the issuance of equity securities of, or interests in, Holdings and each of its Subsidiaries. The number of shares of Holdings' Capital Stock reserved for issuance as set forth on SCHEDULE 6.21 is not subject to adjustment by reason of the issuance of the Warrants or the shares of Common Stock issuable upon the exercise thereof. Neither Holdings nor any of its Subsidiaries is a party to any "phantom stock", employee stock option plan, other equity-based incentive plan or similar agreement, except as set forth on SCHEDULE 6.21. Except as set forth on SCHEDULE 6.21, (i) there are no preemptive or similar rights to purchase or otherwise acquire equity securities of, or interests in, Holdings or any of its Subsidiaries pursuant to any Requirement of Law or Contractual Obligation applicable to Holdings or any of its Subsidiaries and (ii) no registration rights under the Securities Act have been granted by Holdings or any of its Subsidiaries with respect to its equity securities or interests.

        6.22    Organizational and Governing Documents.

        The certificates or articles of incorporation, formation or organization, partnership or operating agreements and bylaws of each Loan Party furnished to the Lenders pursuant to Section 5.01 are in full force and effect, in the form delivered as of the Closing Date.

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        6.23    Compliance with Securities Laws.

        Assuming the accuracy of the representations and warranties of the Lenders contained in Article VIA hereof, the offer and sale of the Bridge Notes and the Warrants, and the Common Stock to be issued upon exercise of the Warrants, are not required to be registered pursuant to the provisions of
Section 5 of the Securities Act. None of Holdings, the Borrower or any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Bridge Note and/or the Warrants, and the Common Stock to be issued upon exercise of the Warrants, to any Person so as to bring the sale of Bridge Notes and the Warrants, and the Common Stock to be issued upon exercise of the Warrants, by Holdings and the Borrower within the registration provisions of the Securities Act or any state securities laws. All prior offerings and sales of securities of Holdings, the Borrower and the Borrower's Subsidiaries were in compliance with all applicable federal and state securities laws.

        6.24    No Brokers.

        Except as set forth on SCHEDULE 6.24, neither Holdings nor the Borrower has dealt with any broker, finder, commission agent or other similar Person in connection with the offer and sale of the Bridge Note and the Warrants by Holdings and the Borrower to BAMC or the transactions contemplated by this Agreement, and neither Holdings nor the Borrower is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

        6.25    Transactions with Affiliates.

        Except as set forth on SCHEDULE 6.25, there are no Contractual Obligations of a Loan Party to GTCR Fund VII, GTCR Co-Invest or any of their respective Affiliates (excluding any portfolio companies of such Persons or their Affiliates) other than (i) for payment of salary for services rendered,
(ii) reimbursement for reasonable expenses incurred on behalf of a Loan Party,
(iii) for standard employee benefits made generally available to all employees of the Borrower (including the Compensation Plan) and (iv) pursuant to any of the Transaction Documents. Except as set forth on SCHEDULE 6.25, none of GTCR Fund VII, GTCR Co-Invest or any of their respective Affiliates (excluding any portfolio companies of such Persons or their Affiliates) has incurred Indebtedness to a Loan Party or has any direct or indirect material ownership interest in any Person with which a Loan Party is affiliated or, to the Loan Parties' best knowledge, with which a Loan Party has a business relationship except that such Person may own stock in publicly traded companies. Other than as set forth on SCHEDULE 6.25, none of GTCR Fund VII, GTCR Co-Invest or any of their respective Affiliates (excluding any portfolio companies of such Persons or their Affiliates) is, directly or indirectly, a party to or otherwise interested in any material Contractual Obligation with a Loan Party. Except as may be expressly disclosed in notes to the financial statements delivered pursuant to the terms hereto, no Loan Party is a guarantor or indemnitor of any Indebtedness of any other Person.

        6.26    Use of Proceeds.

        The proceeds from the issuance of the Bridge Notes will be used for the purposes set forth on SCHEDULE 6.26 and, in furtherance of such purposes, shall be disbursed in accordance with the flow of funds memorandum delivered to BAMC prior to the Closing Date.

VII.    ARTICLE VIA.
        REPRESENTATIONS AND WARRANTIES OF THE LENDERS

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        Each Lender, severally and not jointly, represent and warrant only as to itself to the Borrower and Holdings as follows:

                (a) It is an "accredited investor" as that term is defined in Rule 501 of the Securities Act, and that, in making the purchases contemplated herein, it is specifically understood and agreed that such Lender is acquiring the Bridge Loan Securities for the purpose of investment and not with a view towards the sale or distribution thereof within the meaning of the Securities Act; PROVIDED, HOWEVER, that the disposition of such Lender's property shall at all times be and remain within its control.

                (b) It understands that the Bridge Loan Securities will not be registered under the Securities Act or any state or other securities law, by reason of their issuance by Holdings and the Borrower in a transaction exempt from the registration requirements of the Securities Act and state and other securities laws, and that it must hold the Bridge Loan Securities indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

                (c) It understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Lender) promulgated by the Commission under the Securities Act depends on the satisfaction of various conditions, including the requirement that Holdings and the Borrower have been subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act for at least 90 days, and that, if applicable, Rule 144 affords the basis for sales only in limited amounts and that Holdings and the Borrower do not now qualify under Rule 144 and may not ever qualify.

                (d) It has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

                (e) It has been furnished with or has had access to the information it has requested from Holdings and the Borrower and has had an opportunity to discuss with the management of Holdings and the Borrower the business and financial affairs of the Loan Parties, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities or privately held companies so as to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto; PROVIDED, HOWEVER, that the foregoing shall in no way affect, diminish or derogate from the representations and warranties made by Holdings and the Borrower hereunder or the right of the Lenders to rely thereon and to seek indemnification hereunder.

                (f) The execution, delivery and performance of this Agreement and the other Bridge Loan Documents to which it is a party are within its organizational power and authority and have been duly authorized by all necessary action of such Lender, do not conflict with or result in a breach of or violate any of such Lender's governing documents or any Contractual Obligation or any Requirement of Law and constitute legal, valid and binding agreements of such Lender enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

                (g) Either (i) no part of the funds to be used by such Lender to acquire or hold the Bridge Notes or the Warrants constitutes assets of any "employee benefit plan" within the meaning of Section 3(3) of ERISA or any "plan" within the meaning of Section 4975 of the Internal Revenue Code or (ii) the acquisition and holding of the Bridge Notes and the Warrants by such Lender is exempt from the restrictions on prohibited transactions of ERISA and the Internal Revenue Code pursuant to one or more statutory, regulatory or administrative exemptions.

VIII.   ARTICLE VII.
        AFFIRMATIVE COVENANTS

        So long as any Lender shall have any Bridge Notes remaining unpaid or unsatisfied or other Bridge Loan Obligations (other than the Warrants and contingent indemnity obligations) shall remain unpaid or unsatisfied, Holdings and the Borrower shall, and shall cause each of their Subsidiaries to:

        7.01    Financial Statements.

        Deliver to each of the Lenders, in form and detail reasonably satisfactory to the Required Lenders:

                (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within 90 days after the end of each Fiscal Year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

                (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Quarter and for the portion of Holdings' Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

                (c) MONTHLY FINANCIAL STATEMENTS. As soon as available, but in any event within 20 days after the end of each calendar month, a consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such calendar month, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such calendar month and for the portion of Holdings' Fiscal Year then ended, all in reasonable detail; PROVIDED that the delivery requirement set forth in this subsection (c) shall terminate and no longer be required after the closing and funding of an IPO.

                (d) ANNUAL BUSINESS PLAN AND FINANCIAL PROJECTIONS. Beginning for Fiscal Year 2004, as soon as practicable and in any event within thirty (30) days after the beginning of each Fiscal Year, a business plan of Holdings and its Subsidiaries for the ensuing twelve
        (12) calendar months,
        such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of Holdings to the effect that, to the best of such officer's knowledge, such projections are good faith estimates (utilizing reasonable assumptions made in light of then existing circumstances) of the financial condition and operations of Holdings and its Subsidiaries for such period (it being understood that projections are subject to inherent uncertainties).

As to any information referred to in this SECTION 7.01 and contained in materials furnished pursuant to SECTION 7.02(f), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

        7.02    Certificates; Other Information.

        Deliver to each of the Lenders, in form and detail reasonably satisfactory to the Required Lenders:

                (a) concurrently with the delivery of the financial statements referred to in SECTION 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default existing under SECTION 8.17 of this Agreement or, if any such Default shall exist, stating the nature and status of such event;

                (b) concurrently with the delivery of the financial statements referred to in SECTION 7.01(a) and SECTION 7.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of each of Holdings and the Borrower;

                (c) promptly upon the receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Holdings by independent accountants in connection with the accounts or books of Holdings or any Subsidiary, or any audit of any of them;

                (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings generally, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Required Lenders pursuant hereto;

                (e) promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Subsidiary, or compliance with the terms of the Bridge Loan Documents, as the Required Lenders may from time to time reasonably request; and

                (f) (i) promptly (and in any event within five (5) Business Days of delivery thereof), a copy of any notice of default or event of default that is delivered to the Agent or the lenders under the Senior Credit Agreement by any Loan Party, (ii) promptly (and in any event within five (5) Business Days of receipt thereof), a copy of any notice of default or event of default that is delivered to any Loan Party by the Agent or any lender under the Senior Credit Agreement or (iii) promptly (and in any event within 5 Business Days of receipt thereof) a copy of any notice of any acceleration that is delivered to any Loan Party by the Agent or any lender under the Senior Credit Agreement under the Senior Credit Documents.

                The Lenders agree that any notice of default, event of default or acceleration referenced in subsection (f)(i), (ii) or (iii) above may be provided by the Agent on behalf of the Borrower and Holdings.

        Documents required to be delivered pursuant to SECTION 7.01(a), SECTION 7.01(b) or SECTION 7.02(d) to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings' website on the Internet at the website address listed on SCHEDULE 12.08; or (ii) on which such documents are posted on Holdings' behalf on another relevant website, if any, to which each Lender has access (whether a commercial, third-party website or whether sponsored by the Required Lenders) or attached to an email sent to Lenders' email addresses; PROVIDED that: (i) Holdings shall deliver paper copies of such documents to the Required Lenders or any Lender that requests Holdings to deliver such paper copies until a written request to cease delivering paper copies is given by the Required Lenders and (ii) Holdings shall notify (which may be by facsimile or electronic mail) each Lender of the posting of any such documents and provide to the Lenders by electronic mail electronic versions (I.E., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Holdings and the Borrower shall be required to provide paper copies of the Compliance Certificates required by SECTION 7.02(b) to each of the Lenders.

        7.03    Notices.

        Promptly, upon knowledge thereof, notify each Lender:

                (a)     of the occurrence of any Default or Event of Default;

                (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including the commencement of, or any material development in, any litigation or proceeding affecting Holdings or any of its Subsidiaries, including pursuant to any applicable Environmental Laws which if determined adversely could reasonably be expected to result in a Material Adverse Effect;

                (c)     of the occurrence of any ERISA Event;

                (d) of any material change in accounting policies or financial reporting practices by Holdings or any of its Subsidiaries; and

                (e) the occurrence of any mandatory prepayment events described in SECTION 4.03.

        Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of each of Holdings and the Borrower setting forth details of the occurrence referred to therein and stating what action Holdings and the Borrower has taken and proposes to take with respect thereto. The Borrower shall use reasonable efforts to ensure that each notice pursuant to
SECTION 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Bridge Loan Documents that have been breached.

        7.04    Payment of Obligations.

        Pay and discharge as the same shall become due and payable, (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary; and (b) all lawful claims (other than the Senior Indebtedness) which, if unpaid, would by law become a Lien upon its property.

        7.05    Preservation of Existence, Etc.

        (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by SECTION 8.04 or SECTION 8.05;
(b) take all commercially reasonable actions required to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its issued patents and registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        7.06    Maintenance of Properties.

        (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

        7.07    Maintenance of Insurance.

        Maintain with financially sound and reputable insurance companies reasonably acceptable to the Required Lenders not Affiliates of Holdings or the Borrower (unless such insurance is provided on an arms-length basis), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Required Lenders of termination, lapse or cancellation of such insurance and deliver to the Required Lenders upon their request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

        7.08    Compliance with Laws.

        Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, (except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted), and maintain in full force and effect all Governmental Approvals applicable to it or to its business or property, except where the failure to so comply or maintain such Governmental Approval could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        7.09    Environmental Laws

        In addition to and without limiting the generality of SECTION 7.08, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where the failure to conduct or complete such actions, or comply with such orders or directions, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Holdings or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         7.10    Compliance with ERISA.

         In addition to and without limiting the generality of SECTION 7.08, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all material applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Plan in such a manner that will not incur any tax liability under Section 4980B of the Code.

         7.11    Compliance With Agreements.

         Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, all Material Government Contracts and any other Contractual Obligation (other than the Senior Credit Documents), in each case, the failure to comply with which could reasonably be expected to have a Material Adverse Effect; PROVIDED, that Holdings or any such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

         7.12    Books and Records.

         (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings or such Subsidiary, as the case may be and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Holdings or such Subsidiary, as the case may be, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

        7.13    Inspection Rights.

        Except with respect to information and records which Holdings, the Borrower and their Subsidiaries may not under applicable Law disseminate or disclose to the Lenders, permit one group of representatives and independent contractors for the Lenders collectively to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Holdings (including, without limitation, the right to conduct, at the expense of Holdings and the Borrower, field audits and examinations of the books, records, accounts, inventory and other assets of Holdings, the Borrower and their Subsidiaries). Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, the Lenders (in a collective visit) may conduct one
(1) annual field audit and examination referred to above at the expense of Holdings and the Borrower. Upon the occurrence and during the continuation of a Default or an Event of Default, any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing as often as any such Lender determines necessary at the expense of Holdings and the Borrower at any time during normal business hours and without advance notice.

        7.14    Use of Proceeds.

        Use the proceeds of the Bridge Notes (a) for general corporate purposes,
(b) to finance a portion of the purchase price of the Acquisition, and (c) the other purposes described herein, and not in contravention of any Law or of any Bridge Loan Document.

        7.15    Additional Subsidiaries.

        (a) ADDITIONAL DOMESTIC SUBSIDIARIES. Notify the Lenders at the time that any Person becomes a Domestic Subsidiary of the Borrower, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Subsidiary Guarantor by executing and delivering to the Lenders a counterpart of the Subsidiary Guaranty Agreement or such other document as the Required Lenders shall deem appropriate for such purpose, (b) deliver to the Lenders documents of the types referred to in clauses (iii) and (iv) of SECTION 5.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a) and (c) deliver to the Lenders such other documents and closing certificates as may be reasonably requested by the Required Lenders, all in form, content and scope reasonably satisfactory to the Required Lenders.

        (b) ADDITIONAL FOREIGN SUBSIDIARIES. Notify the Lenders at the time that any Person becomes a Foreign Subsidiary of the Borrower.

        7.16    Proceeds of Equity or Indebtedness; Escrow and
Indemnification Payments.

        (a) Within three (3) days after the date of receipt by Holdings of the Net Cash Proceeds from the offering of equity securities of Holdings or the issuance of Indebtedness by Holdings, Holdings shall promptly contribute such Net Cash Proceeds to the Borrower as equity (unless Holdings is permitted to use such proceeds to fund transactions permitted pursuant to SECTIONS 8.06(c) and 8.10) and, to the extent required pursuant to SECTION 4.03 and permitted pursuant to ARTICLE XI, the Borrower shall apply such amounts received to repay outstanding Bridge Notes.

        (b)     Within three (3) days after the date of receipt by Holdings of
(i) any indemnification payment made pursuant to the Acquisition Agreement and the other Acquisition Documents or (ii) any payment or distribution under the Escrow Agreement (as defined in the Acquisition Agreement), Holdings shall promptly contribute any such payment or distribution to the Borrower as equity.

        7.17    Further Assurances.

        Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Required Lenders may reasonably require to document and consummate the transactions contemplated hereby and to insure the Lenders their respective rights under this Agreement, the Bridge Notes, and the other Bridge Loan Documents.

        7.18    Board Observation Rights.

        Entitle the Required Lenders to appoint one (1) representative (the "BOARD OBSERVER") to attend as an observer (without the right to vote) all regular and special meetings of the board of directors, any sub board of directors and all committees thereof of Holdings and the Borrower (subject to the right of the board of directors to exclude such board observer from discussions specifically addressing the Bridge Notes). Holdings and/or the Borrower shall provide to the Board Observer prior written notice of each meeting of the board of directors, any sub board of directors and each committee thereof at the same time and in the same manner as notice is given to the members of the board. The Board Observer shall be entitled to receive, at the same time as members of the board of directors receive, all written materials and other information given to the members of the board of directors in connection with such meetings. Holdings and the Borrower shall reimburse the Board Observer for the reasonable out-of-pocket expenses incurred in connection with the Board Observer attending such board of directors, sub board of directors and committee meetings. The rights to be provided to the Board Observer pursuant to this SECTION 7.18 shall not apply to the extent such Board Observer's presence would render the attorney-client privilege of Holdings or the Borrower inapplicable.

        7.19    Remarketing Cooperation.

        (a) Following the Closing Date, the Borrower and Holdings will cooperate with the Lenders in completing any private resale or sale (or other resale or sale exempt from the registration requirements of the Securities Act) of any portion of the Bridge Notes and/or the Rollover Notes. Such cooperation shall, in each case, include, without limitation, the following:

                        (i) as promptly as reasonably practicable, produce all information related to the Borrower, Holdings and their business and operations necessary to produce, prepare and complete a preliminary offering memorandum ("OFFERING MEMORANDUM") relating to such Bridge Notes or Rollover Notes, containing such disclosures as may be required by applicable laws and such other disclosures as are customary and appropriate for such a document or as may be required by the Lenders in their reasonable judgment after consultation with the Borrower;

                        (ii) as promptly as practicable, delivering to the Lenders (A) all audited consolidated financial statements of the Borrower and the Acquired Business, prepared in accordance with GAAP; and (B) such unaudited consolidated financial statements of the

                Borrower and the Acquired Business, pro forma financial statements, in each case, prepared in accordance with, or reconciled to, GAAP;

                        (iii) direct contact between the Borrower's and Holdings' senior management and advisors and prospective purchasers in "one-on-one meetings" and participating in one or more meetings and presentations to prospective purchasers with reasonable notice;

                        (iv) responding to reasonable inquiries of, and providing answers to, each prospective purchaser who so requests concerning the Borrower and Holdings and their Subsidiaries (to the extent such information is available or can be acquired and made available to prospective purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by Law or applicable confidentiality restrictions) and the terms and conditions of the applicable distribution;

                        (v) if requested by the Lenders, making available to the Lenders information and materials to be used in connection with the distribution (including assistance in completion of any sales or placement agent's, if any, reasonable due diligence review of the Borrower, Holdings and their Subsidiaries); and

                        (vi) promptly preparing and providing to the Lenders all information with respect to the Borrower, including projections, as the Lenders may reasonably request. Any such projections that will so be made available to the Lenders by the Borrower or any of its representatives will be prepared in good faith based upon reasonable assumptions and based on then existing circumstances.

        (b) The Borrower will allow the Lenders (and/or their Affiliates), in consultation with the Borrower, to manage all aspects of the distribution, including decisions as to the selection of institutions to be approached and when and how they will be approached.

        (c) If, in the reasonable opinion of the Lenders or counsel for the Lenders, (x) it is necessary to amend or supplement the Offering Memorandum in order either to effect the completion of the placement of the Bridge Notes or Rollover Notes by the Lenders or to comply with Law or (y) any event has occurred or condition exists as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum will be delivered to a purchaser of Bridge Notes or Rollover Notes, not misleading, the Borrower and Holdings agrees promptly to furnish additional information, at its own expense to the Lenders, amendments or supplements to the Offering Memorandum (including the financial statements and schedules attached thereto) requested by the Lenders.

        (d) All materials supplied or available under this SECTION 7.19 (including any materials referred to or incorporated by reference therein, "RESALE MATERIALS") will not, as of their date and as of the closing of any Private Offering, or resale, of Bridge Notes or Rollover Notes, when taken as a whole, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Borrower and the Guarantors hereby expressly acknowledge the indemnification provisions of
SECTION 12.17 hereof are specifically applicable and relate to Resale Materials.

        (e) In addition (and not in limitation of the foregoing), for the benefit of Lenders and beneficial owners from time to time of Bridge Notes and Rollover Notes, the Borrower and Holdings shall, upon the reasonable request of any such Lender, furnish, at its expense, to Lenders and beneficial owners of Bridge Notes and Rollover Notes and prospective purchasers thereof information satisfying the requirements of Rule 144A.

        7.20    Modifications of Financial Covenants.

        If the Loan Parties amend, change, add, or otherwise modify the financial covenants (and the definitions used therein) in the Senior Credit Documents to be more restrictive to Holdings and/or its Subsidiaries than the existing financial covenants (and the related financial definitions used therein) required by the terms of the Senior Credit Documents in effect as of the Closing Date, then, at the option of the Required Lenders upon delivery of written notice, the Loan Parties agree to amend, add or otherwise modify the financial covenants (and the related financial definitions used herein) in the Loan Documents to preserve, on substantially similar and proportional economic terms, the relative differential that existed on the Closing Date between the financial covenants (for each applicable period) in the Senior Credit Documents (and the related financial definitions used therein) as in effect on the Closing Date and the financial covenants (for each applicable period) in the Loan Documents (and the related financial definitions used herein as in effect on the Closing Date). The Loan Parties agree to effectuate all such amendments, changes, additions and/or modifications concurrently with the modifications of the Senior Credit Documents.

IX.     ARTICLE VIII.
        NEGATIVE COVENANTS

        So long as any Lender shall have any Bridge Notes remaining unpaid or unsatisfied or other Bridge Loan Obligations (other than the Warrants and contingent indemnity obligations) shall remain unpaid or unsatisfied, Holdings and the Borrower shall not, nor permit any of their Subsidiaries to, directly or indirectly:

        8.01    Liens.

        Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

                (a)     Liens pursuant to any Senior Credit Document;

                (b)     Liens existing on the date hereof and listed on SCHEDULE
        8.01 and any renewals or extensions thereof, PROVIDED that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 8.03(c);

                (c) Liens for taxes, assessments, charges or other government levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

                (f) deposits to secure the performance of bids, tenders, trade contracts, liability to insurance carriers and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, contractual or warranty obligations and other obligations of a like nature incurred in the ordinary course of business;

                (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

                (h) Liens securing judgments for the payment of money not constituting an Event of Default under SECTION 10.01(h) or securing appeal or other surety bonds related to such judgments;

                (i)     Liens securing Indebtedness permitted under
        SECTION 8.03(f); PROVIDED that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

                (j) any interest or title of a lessor, sublicensor or licensor under any lease or license entered into in the ordinary course of business and covering only the assets so leased or licensed;

                (k) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of Holdings or its Subsidiaries;

                (l) contractual or statutory Liens of landlords or Liens of suppliers (including sellers of goods);

                (m) rights of setoff or bankers' liens upon deposits of cash in favor of banks or other financial institutions;

                (n) Liens arising from precautionary UCC financing statements regarding operating leases or consignments; and

                (o) Liens on tangible property or tangible assets of the Borrower and its Subsidiaries acquired pursuant to a Permitted Acquisition, or on tangible property or tangible assets of any Subsidiary of the Borrower which are in existence at the time that such Subsidiary of the Borrower is acquired pursuant to a Permitted Acquisition (PROVIDED that such Liens (i) are not incurred in connection with, or in anticipation of, such Permitted Acquisition, (ii) are not "blanket" or all asset Liens, and (iii) do not attach to any other property or assets of the Borrower and its Subsidiaries).

        8.02    Investments.

        Make any Investments, except:

                (a) Investments held by the Borrower and its Subsidiaries in the form of cash equivalents or short-term marketable securities;

                (b) advances to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

                (c) Investments of Holdings in the Borrower, Investments of the Borrower in any Subsidiary Guarantor and Investments of any Subsidiary Guarantor in another Subsidiary Guarantor;

                (d) Investments by the Borrower and its Subsidiaries consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

                (e) Guarantees by the Borrower and its Subsidiaries permitted by SECTION 8.03;

                (f) Investments by the Borrower or any Subsidiary thereof in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person (each, a "PERMITTED ACQUISITION"); PROVIDED that:

                        (i) the Person to be acquired shall be a going concern, engaged in a business, or the assets to be acquired shall be used in a business which is similar or complimentary to the line of business of the Borrower and its Subsidiaries as required pursuant to SECTION 8.08;

                        (ii) the Borrower or such Subsidiary (unless the Person to be acquired complies with SECTION 7.15), as applicable, shall be the surviving Person and no Change in Control shall have been effected thereby;

                        (iii) the Borrower shall have delivered written notice of such proposed acquisition to the Lenders, which notice shall include the proposed closing date of such proposed acquisition, not less than twenty (20) calendar days prior to such proposed closing date;

                        (iv) the Borrower shall have delivered to the Lenders copies of (A) the Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Required Lenders and shall be delivered to the Lenders promptly upon the finalization thereof, and (B) the Permitted Acquisition Diligence Information, which shall be in form and substance reasonably satisfactory to the Required Lenders, not less than ten (10) calendar days prior to the proposed closing date of such proposed acquisition;

                        (v) the Borrower shall have certified on or before the closing date of such proposed acquisition, in writing and in a form reasonably acceptable to the Required

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                Lenders, that such proposed acquisition has been approved by the board of directors or equivalent governing body of the Person to be acquired;

                        (vi) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such proposed acquisition;

                        (vii)   the Borrower shall have complied with
                SECTION 7.15;

                        (viii) the Borrower shall have delivered to the Lenders a Compliance Certificate dated as of the closing date of such proposed acquisition demonstrating, in form and substance reasonably satisfactory thereto, PRO FORMA compliance with each covenant contained in SECTION 8.17 and SECTION 8.18 (both before and after giving effect to such proposed acquisition);

                        (ix) the Borrower shall have at least $5,000,000 in availability under the Borrowing Limit (as defined in the Senior Credit Agreement) after giving effect to such proposed acquisition unless the requisite lenders under the Senior Credit Agreement waive such requirement with respect to availability under the Senior Credit Agreement;

                        (x) the Person to be acquired shall demonstrate positive Consolidated EBITDA (calculated with respect to such Person notwithstanding the definition thereof) for the most recent one (1) year period then ended, both prior to such proposed acquisition and after giving effect thereto, by providing the Lenders copies of the most recent financial statements and projections, all in form and substance reasonably satisfactory to the Required Lenders;

                        (xi) the Person to be acquired is not subject to material pending litigation which could reasonably be expected to have a Material Adverse Effect; and

                        (xii) the Borrower shall have obtained the prior written consent of the Required Lenders prior to the consummation of such proposed acquisition if (A) prior to the closing and funding of an IPO, (1) the aggregate purchase price of such acquisition or series of related acquisitions (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn out payments (valued at an amount to be agreed upon between the Borrower and the Required Lenders), seller financing or deferred payments, but excluding working capital adjustments in an aggregate amount not to exceed ten percent (10%) of the aggregate purchase price of such acquisition) exceeds $5,750,000 or (2) the aggregate purchase price of all acquisitions (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn out payments (valued at an amount to be agreed upon between the Borrower and the Required Lenders), seller financing or deferred payments, but excluding working capital adjustments in an aggregate amount not to exceed ten percent (10%) of the aggregate purchase price of such acquisition) consummated during the term of this Agreement (including, without limitation, such proposed acquisition) exceeds $17,250,000 and (B) after the closing and funding of an IPO, (1) the aggregate purchase price of such acquisition or series of related acquisitions (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn out payments (valued at an amount to be agreed upon between the Borrower and the Required Lenders), seller financing or deferred payments, but excluding working capital adjustments in an aggregate amount not to exceed ten percent (10%) of the aggregate purchase price of such acquisition) exceeds $17,250,000 or (2) the aggregate purchase price of all

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

                acquisitions (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn out payments (valued at an amount to be agreed upon between the Borrower and the Required Lenders), seller financing or deferred payments, but excluding working capital adjustments in an aggregate amount not to exceed ten percent (10%) of the aggregate purchase price of such acquisition) consummated during the term of this Agreement (including, without limitation, such proposed acquisition and all acquisitions consummated prior to the closing and funding of an IPO) exceeds $46,000,000;

                (g) loans by the Borrower and its Subsidiaries to officers, directors and employees of Borrower and its Subsidiaries to facilitate their purchase of stock or options in Holdings;

                (h) loans by the Borrower and its Subsidiaries to Holdings to the extent such amount could also be made as a distribution permitted under SECTION 8.06(c);

                (i) intercompany loans made by the Borrower to Subsidiary Guarantors, among Subsidiary Guarantors or to the Borrower from its Subsidiaries;

                (j) Investments by the Borrower and its Subsidiaries received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers;

                (k) Investments arising as a result of the Borrower or its Subsidiaries entering into Swap Agreements permitted pursuant to SECTION 8.03(e);

                (l) Investments by the Borrower and its Subsidiaries constituting endorsements for collection or deposit in the ordinary course of business;

                (m) Investments by the Borrower and its Subsidiaries in deposit accounts opened in the ordinary course of business;

                (n) Investments by the Borrower and its Subsidiaries consisting of accounts receivable, payments or other credits and other Investments and extensions of credit arising in the ordinary course of business and consistent with past practices (including, and without limitation, endorsement of negotiable instruments);

                (o) Investments by the Borrower and its Subsidiaries in the form of promissory notes acquired in connection with Dispositions permitted pursuant to SECTION 8.05 (PROVIDED that (i) the aggregate outstanding amount of all such Investments shall not exceed $575,000 at any one time and (ii) any such Investment shall be due and payable within eighteen (18) months of the date of execution of such Investment); and

                (p) other Investments by the Borrower and its Subsidiaries not exceeding $1,150,000 in the aggregate in any Fiscal Year of the Borrower.

        8.03    Indebtedness.

        Create, incur, assume or suffer to exist any Indebtedness, except:

                (a) Indebtedness of the Loan Parties under the Senior Credit Agreement up to an aggregate principal amount of $105,000,000, MINUS the aggregate amount of any permanent

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        reductions or permanent commitment reductions of Indebtedness under the
        Senior Credit Documents;

                (b)     Indebtedness under the Bridge Loan Documents;

                (c) Indebtedness of the Borrower and its Subsidiaries outstanding on the date hereof and not otherwise permitted under this
        SECTION 8.03 and listed on SCHEDULE 8.03 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and
        (ii) any refinancing, refunding, renewal or extension of any Junior Indebtedness shall be (A) on subordination terms at least as favorable to the Lenders, (B) no more restrictive on the Borrower and its Subsidiaries than the Junior Indebtedness being refinanced, refunded, renewed or extended and (C) in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;

                (d) Guarantees of Holdings, the Borrower and its Subsidiaries in respect of Indebtedness otherwise permitted hereunder of the Borrower and its Subsidiaries or in respect of ordinary course obligations (other than Indebtedness) incurred in the ordinary course of business;

                (e) obligations (contingent or otherwise) of the Borrower and its Subsidiaries existing or arising under any Swap Contract; PROVIDED that (i) such obligations are (or were) entered into by such Person pursuant to this Agreement or in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

                (f) Indebtedness of the Borrower and its Subsidiaries in respect of capital leases and purchase money obligations for fixed or Capital Assets within the limitations set forth in SECTION 8.01(i) (i) which is outstanding on the date hereof and listed on SCHEDULE 8.03 and any refinancings, refundings, renewals or extensions thereof and (ii) which is incurred after the date hereof (PROVIDED, HOWEVER, that the aggregate amount of all such Indebtedness which is incurred pursuant to this clause (ii) shall not at any one time outstanding shall exceed $5,750,000);

                (g) Indebtedness of the Borrower and its Subsidiaries in the form of intercompany loans permitted in SECTION 8.02(i);

                (h) Indebtedness consisting of promissory notes issued by Holdings and its Subsidiaries to current or former officers, directors and employees or their spouses or estates of Holdings or its Subsidiaries to purchase or redeem capital stock or options of Holdings; PROVIDED that any such promissory note is subordinated to the Bridge Loan Obligations under this Agreement on terms and conditions reasonably acceptable to the Required Lenders;

                (i) Indebtedness acquired or assumed by Borrower and its Subsidiaries in connection with any Permitted Acquisition;

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

                (j) Indebtedness of the Borrower and its Subsidiaries under performance bonds, surety bonds, statutory obligations or appeal bonds or with respect to workers' compensation claims or other bonds permitted under SECTION 8.01(e) or SECTION 8.01(f);

                (k) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness of the Borrower and its Subsidiaries in the form of additional Indebtedness with the same terms;

                (l) Indebtedness of Holdings and its Subsidiaries that may be deemed to exist under the Acquisition Agreement as a result of Holdings' obligation to pay working capital adjustments thereunder;

                (m) Indebtedness incurred by Holdings and its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of Holdings and its Subsidiaries pursuant to agreements in connection with acquisitions or dispositions of any business, assets or Subsidiary, in each case solely to the extent permitted hereunder;

                (n) unsecured Indebtedness incurred in the ordinary course of business to finance insurance premiums, in an aggregate amount not to exceed $1,725,000 outstanding at any one time; and

                (o) unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $575,000 at any time outstanding; PROVIDED that the Borrower and its Subsidiaries shall have complied with the requirements of SECTION 4.03(b).

        8.04    Fundamental Changes.

        Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

                (a) any Subsidiary of the Borrower may merge with (i) the Borrower (PROVIDED that the Borrower shall be the continuing or surviving Person), or (ii) any one or more other Subsidiaries of the Borrower (PROVIDED that when any Subsidiary Guarantor is merging with another Subsidiary of the Borrower, the Subsidiary Guarantor shall be the continuing or surviving Person unless such other Subsidiary becomes a Subsidiary Guarantor);

                (b) any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary of the Borrower; PROVIDED that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Borrower or a Subsidiary Guarantor which has satisfied all relevant requirements of
        SECTION 7.15; and

                (c) mergers of Subsidiaries of the Borrower in connection with Permitted Acquisitions.

        8.05    Dispositions.

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

        Make any Disposition or enter into any agreement to make any Disposition, except:

                (a) Dispositions by the Borrower and its Subsidiaries of damaged, obsolete, unusable or worn out property, whether now owned or hereafter acquired, or surplus equipment acquired in connection with the Acquisition, which such surplus equipment is no longer necessary to the conduct of the operations of the Borrower and its Subsidiaries as a result of the consolidation of operations following the Acquisition, in each case, in the ordinary course of business;

                (b) Dispositions by the Borrower and its Subsidiaries of (i) inventory in the ordinary course of business and (ii) equipment procured on behalf of a customer in the ordinary course of business and pursuant to a (A) purchase order, (B) written contract or (C) other express agreement;

                (c) Dispositions by the Borrower and its Subsidiaries of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property within one hundred and eighty (180) days after receipt thereof, or have been committed to be reinvested within such one hundred eighty (180) day period and are thereafter actually reinvested within two hundred seventy
        (270) days after the receipt thereof;

                (d) Dispositions by any Subsidiary of the Borrower of property to the Borrower or to any other Subsidiary of the Borrower which has satisfied any relevant requirements of Section 7.15; PROVIDED that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Subsidiary Guarantor;

                (e) Dispositions by the Borrower and its Subsidiaries permitted by SECTION 8.04;

                (f) licenses of IP Rights by the Borrower and its Subsidiaries in the ordinary course of business;

                (g) Dispositions by the Borrower and its Subsidiaries not to exceed $2,300,000 in the aggregate during the term of this Agreement;

                (h) sales or discounts or receivables by the Borrower and its Subsidiaries in the ordinary course of business;

                (i) the lease or license of real or personal property by the Borrower and its Subsidiaries in the ordinary course of business;

                (j) Dispositions by the Borrower and its Subsidiaries consisting of leases and subleases of real property solely to the extent that such real property is not necessary for the normal conduct of operations of the Borrower and its Subsidiaries; and

                (k) Dispositions by the Borrower or any Subsidiary thereof, of assets acquired in connection with any Permitted Acquisition that the Borrower or such Subsidiary intended to sell at the time of such Permitted Acquisition; PROVIDED (i) such assets were identified in writing to the Lenders at the time of such Permitted Acquisition and
        (ii) the aggregate fair market value of such assets does NOT exceed fifteen percent (15%) of the aggregate purchase price paid in connection with such Permitted Acquisition (including, without limitation, all cash payments,

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        Indebtedness and other obligations assumed, earn-out payments (valued at an amount to be agreed upon between the Borrower and the Required Lenders), seller financing, deferred payments or equity issued) and
        (iii) the Net Cash Proceeds from each such Disposition shall be applied to the mandatory prepayment of the Bridge Notes in accordance with
        SECTION 4.03; and

                (l) other Dispositions of property by the Borrower and its Subsidiaries in the ordinary course of business or as otherwise permitted by the Required Lenders; PROVIDED that the Net Cash Proceeds from each such Disposition shall be applied to the mandatory prepayment of the Bridge Notes in accordance with SECTION 4.03;

PROVIDED, HOWEVER, that any Disposition pursuant to clauses (a) through (g) shall be for fair market value.

        8.06    Restricted Payments.

        Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that as long as no Default or Event of Default is continuing or would result therefrom:

                (a) each Subsidiary of the Borrower may make Restricted Payments to the Borrower and to wholly-owned Domestic Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Domestic Subsidiary of the Borrower and to each other owner of capital stock or other equity interests of such Subsidiary of the Borrower on a PRO RATA basis based on their relative ownership interests);

                (b) the Borrower and each Subsidiary of the Borrower may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

                (c) the Borrower may declare and make (and each Subsidiary of the Borrower may declare and make to enable the Borrower to do the same) dividend payments to Holdings so that Holdings may (i) pay corporate operating (including, without limitation, directors fees and expenses) and overhead expenses in the ordinary course of business, (ii) pay any taxes which are due and payable in the ordinary course of business by the Loan Parties as part of the consolidated group, (iii) pay indemnification claims made by an officer or director or shareholder of Holdings; (iv) purchase capital stock or options from present or former employees, officers, directors or consultants of Holdings or its Subsidiaries or their respective estates, spouses or family members upon the death, disability or termination of employment of such employee, officer, director or consultant, or make payments with respect to Indebtedness used to repurchase such capital stock or options (PROVIDED that the aggregate amount of payments under this clause (iv) shall not exceed $2,875,000 in any Fiscal Year PLUS (A) proceeds of key-man life insurance maintained by Holdings on the life of the Person with respect to whom such repurchase is made, (B) notes permitted to be issued pursuant to SECTION 8.03(h) and (C) equity proceeds not subject to any prepayment requirements and which have not previously funded any repurchase pursuant to this SECTION 8.06(c)(iv); PROVIDED FURTHER that
        (i) the cancellation of debt shall not constitute a redemption and (ii) the consideration for the purchase of capital stock or options pursuant to this clause (iv) may include the issuance of another equity security); (v) pay fees due and owning under the Professional Services Agreement, subject to the restrictions set forth in 8.10; and (vi) make payments pursuant to the Acquisition Agreement or any other agreement relating to a Permitted Acquisition in the nature of working capital adjustments; and

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                (d)     Subsidiaries of the Borrower may make dividends or other
        distributions to the Borrower or to another Subsidiary Guarantor.

        8.07    Limitations on Exchange and Issuance of Capital Stock.

        Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due (unless such redemption or repurchase is contingent (unless such contingency has been satisfied) not required prior to the date that is six (6) months after the Rollover Notes Maturity Date).

        8.08    Change in Nature of Business.

        (a) With respect to the Borrower and its Subsidiaries, engage in any material line of business substantially different from those lines of business conducted by Holdings, the Borrower and their Subsidiaries on the date hereof or any business substantially complementary related or incidental thereto.

        (b) With respect to Holdings, engage in any business, operations or activities other than holding the capital stock of the Borrower and the employment of senior management (which senior management may perform management functions on behalf of Holdings and its Subsidiaries in the ordinary course of business, including corporate development, acquisition planning, strategic planning, client development, due diligence activities and accounting functions).

        8.09    Accounting Changes; Organizational Documents.

        (a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP; or

        (b) Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner adverse in any respect to the rights or interests of the Lenders.

        8.10    Transactions with Affiliates.

        Enter into any transaction of any kind with any Affiliate of Holdings or the Borrower, whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to Holdings, the Borrower or such Subsidiary as would be obtainable by Holdings, the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, (b) the transactions entered into pursuant to the Equity Purchase Agreement, the Senior Management Agreements, the Acquisition Documents, (including, without limitation, the Transitional Services Agreement),
(c) transactions otherwise permitted hereunder, (d) customary indemnities to officers and directors and (e) payments to the Sponsor, pursuant to the Professional Services Agreement, consisting of (i) a management fee not to exceed $300,000 per year, (ii) a placement fee not to exceed one percent (1%) of any equity raised by Holdings after the Closing Date and (iii) out-of-pocket fees and expenses in connection with the performance of its obligations under the Professional Services Agreement and in connection with any financing of Holdings; PROVIDED, that no Default shall have occurred and be continuing or would result from the making of any such payment, it being understood that any such fees not paid as a result of this proviso (herein the "BLOCKED FEES") and expenses may,

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notwithstanding any such Default, continue to accrue, and may be payable, subject to the provisions of this SECTION 8.10, upon the cure or waiver of any such Default.

        8.11    Burdensome Agreements.

        Enter into any Contractual Obligation (other than the Senior Credit Documents, this Agreement or any other Bridge Loan Document) that (a) limits the ability (i) of any Subsidiary of the Borrower to make Restricted Payments to the Borrower or any Subsidiary Guarantor or to otherwise transfer property (other than limitations applicable under SECTION 8.03(f) with respect to the Capital Asset which is the subject of such Indebtedness) to the Borrower or any Subsidiary Guarantor, (ii) of Holdings or any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of Holdings or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person (except, with respect to clause (iii), as set forth in the Equity Purchase Agreement); PROVIDED, HOWEVER, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under
SECTION 8.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; (b) contains covenants more restrictive than the provisions of ARTICLE VII and ARTICLE VIII; or (c) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

        8.12    Use of Proceeds.

        Use the proceeds of any Bridge Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

        8.13    Modifications of Senior Credit Documents.

        None of the Loan Parties shall amend, replace, refinance, refund, restructure, amend, supplement, extend or otherwise modify the Senior Credit Agreement or any other Senior Credit Document:

                        (i) to increase the aggregate principal amount of Indebtedness outstanding and committed or available under the Senior Credit Documents beyond the amount permitted by SECTION 8.03(a);

                        (ii) to (A) extend the due date or maturity date for any principal amount of Senior Indebtedness beyond November 26, 2007, (B) shorten the term loan maturity date under the Senior Credit Agreement to earlier than November 26, 2007, or (C) shorten the weighted average life of maturity of the Senior Indebtedness by more than one (1) year;

                        (iii) to subject the Borrower to any prohibition or limitation on the making of mandatory, required or regularly scheduled payments of principal of and interest hereunder and under the Bridge Notes except as set forth in ARTICLE XI and as set forth in SECTION 2.06 and SECTION 8.14 of the Senior Credit Agreement as in effect on the Closing Date;

                        (iv) to increase (other than changes in the applicable interest rate margin pursuant to the pricing grid contained in the Senior Credit Agreement as in effect on the Closing Date) the interest rate margins on the Senior Indebtedness by more than 100 basis points in excess of the maximum interest rate margins set forth in the Senior Credit

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                Agreement as in effect on the Closing Date (plus any increased rate of interest chargeable under SECTION 3.01(b) of the Senior Credit Agreement as in effect on the Closing Date following the occurrence of an event of default under the Senior Credit Agreement); or

                        (v) to restrict or prohibit the exercise by any Lender of any remedy or other right under or in connection with any Bridge Notes other than as provided under ARTICLE XI.

        8.14    Amendments, Payments and Prepayments of Junior
                Indebtedness.

        Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Junior Indebtedness in any way which would materially adversely affect the rights or interests of the Lenders hereunder, or cancel or forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, (i) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (ii) at the maturity thereof) of any Junior Indebtedness.

        8.15    Acquisition Documents.

        Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplementation of) any of the terms or provisions of the Acquisition Documents in any respect which would materially adversely affect the rights or interests of the Lenders hereunder.

        8.16    Equity Purchase Agreement.

        Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplementation of) any of the terms or provisions of the Equity Purchase Agreement in any material respect or in any way which would materially adversely affect the rights or interests of the Lenders hereunder.

        8.17    Financial Covenants.

        (a) CONSOLIDATED TOTAL LEVERAGE RATIO. Permit the Consolidated Total Leverage Ratio at any time during any period of four (4) consecutive Fiscal Quarters set forth below to be greater than:

                (i) during any period prior to the closing and funding of an IPO, the ratio set forth below opposite such period:

                                                                                 MAXIMUM CONSOLIDATED
                FOUR FISCAL QUARTERS ENDING                                      TOTAL LEVERAGE RATIO
                ------------------------------------------------------------------------------------------
                Closing Date through and including September 30, 2003                 4.50 to 1.00

                October 1, 2003 through and including September 30, 2004              4.25 to 1.00

                October 1, 2004 and thereafter                                        4.00 to 1.00

                (ii) during any period after the closing and funding of an IPO, 3.00 to 1.00.

        (b) CONSOLIDATED SENIOR LEVERAGE RATIO. Permit the Consolidated Senior Leverage Ratio at any time during any period of four (4) consecutive Fiscal Quarters to be greater than the ratio set forth below opposite such period (PROVIDED that the covenant set forth in this subsection (b) shall terminate and no longer be tested after the closing and funding of an IPO):

                                                                                   MAXIMUM CONSOLIDATED
                FOUR FISCAL QUARTERS ENDING                                       SENIOR LEVERAGE RATIO
                -------------------------------------------------------------------------------------------
                Closing Date through and including June 30, 2003                        3.25 to 1.00

                July 1, 2003 through and including December 31, 2003                    3.00 to 1.00

                January 1, 2004 through and including December 31, 2004                 2.75 to 1.00

                January 1, 2005 and thereafter                                          2.50 to 1.00

        (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio at any time during any period of four
(4) consecutive Fiscal Quarters to be less than 1.10 to 1.00.

        (d) MINIMUM CONSOLIDATED EBITDA. Permit Consolidated EBITDA for during any period of four (4) consecutive Fiscal Quarters to be less than the amounts set forth below opposite such period:

        FOUR FISCAL QUARTERS ENDING                                             MINIMUM CONSOLIDATED EBITDA
        ---------------------------------------------------------------------------------------------------
        Closing Date through and including December 31, 2002                          $  34,200,000

        January 1, 2003 through and including March 31, 2003                          $  32,600,000

        April 1, 2003 through and including June 30, 2003                             $  29,100,000

        July 1, 2003 through and including September 30, 2003                         $  26,400,000

        October 1, 2003 through and including December 31, 2003                       $  28,700,000

        January 1, 2004 through and including December 31, 2004                       $  30,000,000

        January 1, 2005 through and including December 31, 2005                       $  32,100,000

        January 1, 2006 through and including December 31, 2006                       $  34,000,000

        Thereafter                                                                    $  36,000,000

PROVIDED that (i) the minimum Consolidated EBITDA amounts set forth in this subsection (d) shall be adjusted by the Required Lenders following any Permitted Acquisition to reflect increases to Consolidated EBITDA from such Permitted Acquisition and (ii) the covenant set forth in this subsection (d) shall terminate and no longer be tested upon after the receipt by the Lenders of a Compliance Certificate and supporting financial information, all in form and substance satisfactory to the Required Lenders, demonstrating a Consolidated Total Leverage Ratio equal to or less than 2.25 to 1.00.

        8.18    Capital Expenditures.

        Make or become legally obligated to make any Capital Expenditures (excluding normal replacements and maintenance which are properly charged to current operations), except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for Holdings and it Subsidiaries (a) from October 1, 2002 through and including December 31, 2002, $5,000,000, and
(b) during any Fiscal Year, $13,000,000; PROVIDED that all Capital Expenditures incurred in the ordinary course of business for the purpose of maintaining or replacing existing Capital Assets shall not exceed $3,500,000 in the aggregate for Holdings and its Subsidiaries during any Fiscal Year (commencing with Fiscal Year 2003); PROVIDED FURTHER that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the Fiscal Year (commencing with Fiscal Year
2003) for which it is permitted above, may be carried over for expenditure in the next following Fiscal Year.

        8.19    Anti-Layering.

        Notwithstanding the provisions of SECTION 8.03, the Borrower shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness that is subordinate or junior in right of payment to any Indebtedness arising under the Senior Credit Agreement and senior in any respect in right of payment to any Indebtedness arising under the Bridge Notes.

        8.20    Limitations on Sponsor Participations in the Senior
                Indebtedness.

        The Sponsor and its Affiliates (other than Affiliates which (a) are "Eligible Assignees" as defined in the Senior Credit Agreement in effect as of the Closing Date and (b) do not own more than 20% of the voting securities of the Sponsor) shall not, directly or indirectly, purchase, participate, be assigned or in any way beneficially hold any of the Indebtedness arising under the Senior Credit Documents.

X.      ARTICLE IX.
        GUARANTY OF HOLDINGS

        9.01    Guaranty of Obligations.

        Holdings hereby unconditionally guarantees to the Lenders and their respective successors, endorsees, transferees and assigns, the prompt payment and performance of all Bridge Loan Obligations (other than obligations under the Warrants, the Registration Agreement and the Stockholders Agreement) of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with any Lender or acquired by any Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Bridge Loan Obligations (other than obligations under the Warrants, the Registration Agreement and the Stockholders Agreement) of the Borrower, including all of the foregoing, being hereinafter collectively referred to as the "GUARANTEED OBLIGATIONS").

        9.02    Nature of Guaranty.

        (a) Holdings agrees that this Parent Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Parent Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                        (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement or any other Bridge Loan Document or any other agreement, document or instrument to which Holdings, the Borrower, any Subsidiary thereof or any Affiliate thereof is or may become a party;

                        (ii) the absence of any action to enforce this Parent Guaranty, this Agreement or any other Bridge Loan Document or the waiver or consent by any Lender with respect to any of the provisions of this Parent Guaranty, this Agreement or any other Bridge Loan Document;

                        (iii) any structural change in, restructuring of or similar change of Holdings, the Borrower or any of their Subsidiaries; or

                        (iv) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by Holdings that its obligations under this Parent Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations (other than contingent indemnity obligations).

        (b) Holdings represents, warrants and agrees that its obligations under this Parent Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Lenders or the Borrower whether now existing or which may arise in the future.

        (c) Holdings hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Parent Guaranty, and all dealings between Holdings, the Borrower and any of the Subsidiary Guarantors, on the one hand, and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Parent Guaranty.

        9.03    Waivers.

        To the extent permitted by law, Holdings expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

                (a) rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel any Lender to proceed in respect of the Guaranteed Obligations against the Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, Holdings;

                (b) any defense based upon the failure of any Lender to commence an action in respect of the Guaranteed Obligations against Holdings, the Borrower, any Subsidiary Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

                (c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Holdings of its obligations under, or the enforcement by the Lenders of, this Parent Guaranty;

                (d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by law, the benefit of all provisions of law which are or might be in conflict with the terms of this Parent Guaranty; and

                (e) any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Lender upon, or acceptance of, this Parent Guaranty.

        Holdings agrees that any notice or directive given at any time to any Lender which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Parent Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Parent Guaranty, unless the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Bridge Loan Documents and, but for this Parent Guaranty and such waivers, the Lenders would decline to enter into this Agreement and the other Bridge Loan Documents.

        9.04    Modification of Bridge Loan Documents, Etc.

        No Lender shall incur any liability to Holdings as a result of any of the following, and none of the following shall impair or release this Parent Guaranty or any of the obligations of Holdings under this Parent Guaranty:

                (a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

                (b) any action under or in respect of this Agreement or the other Bridge Loan Documents in the exercise of any remedy, power or privilege contained herein or therein or available to any of them at law, in equity or otherwise, or waiver or refrain from exercising any such remedies, powers or privileges;

                (c) any amendment or modification, in any manner whatsoever, of this Agreement or the other Bridge Loan Documents;

                (d) any extension or waiver of the time for performance by Holdings, the Borrower, any Subsidiary Guarantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under this Agreement or any other Bridge Loan Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                (e) any taking and holding of security or collateral for the payment of the Guaranteed Obligations or any sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which any Lender has been granted a Lien, to secure any Indebtedness of Holdings, the Borrower, any Subsidiary Guaranty or any other Person to any Lender;

                (f) any release anyone who may be liable in any manner for the payment of any amounts owed by Holdings, the Borrower, any Subsidiary Guarantor or any other Person to any Lender;

                (g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Holdings, the Borrower, any Subsidiary Guarantor or any other Person are subordinated to the claims of any Lender; or

                (h) any application of any sums by whomever paid or however realized to any amounts owing by Holdings, the Borrower, any Subsidiary Guarantor or any other Person to any Lender on account of the Guaranteed Obligations in such manner as any Lender shall determine in its reasonable discretion.

        9.05    Demand by Required Lenders.

        In addition to the terms set forth in this ARTICLE IX, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under this Agreement are declared to be immediately due and payable, then Holdings shall, subject to SECTION 9.10 and
ARTICLE IX, upon demand in writing therefor by the Required Lenders to Holdings, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Notwithstanding the foregoing, Holdings agrees that, in the event of the dissolution or insolvency of Holdings, the Borrower or any Subsidiary Guarantor, or the inability or failure of Holdings, the Borrower or any Subsidiary Guarantor to pay debts as they become due, or an assignment by Holdings, the Borrower or any Subsidiary Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of Holdings, the Borrower or any Subsidiary Guarantor under bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, Holdings will, subject to SECTION
9.10 and ARTICLE IX, pay to the Lenders and their respective successors, indorsees, transferees and assigns, forthwith the full amount which would be payable hereunder by Holdings if all such Guaranteed Obligations were then due and payable.

        9.06    Remedies.

        Upon the occurrence and during the continuance of any Event of Default, the Required Lenders may enforce against Holdings its obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Lenders under the other Bridge Loan Documents or otherwise.

        9.07    Reinstatement.

        Holdings agrees that, if any payment made by the Borrower or any other Person applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, by any Lender to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, Holdings or any Subsidiary Guarantor, under any applicable Law or equitable cause, then, to the extent of such payment or repayment, Holdings' liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Parent Guaranty shall have been canceled or surrendered, this Parent Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Holdings in respect of the amount of such payment.

        9.08    Payments.

        Payments by Holdings shall be made to the Lenders, to be credited and applied upon the Guaranteed Obligations, in immediately available Dollars to an account designated by the Lenders or at any other address that may be specified in writing from time to time by the Lenders.

        9.09    No Subrogation.

        Until all amounts owing to the Lenders on account of the Guaranteed Obligations are paid in full, Holdings hereby waives any claims or other rights which it may now or hereafter acquire against the Borrower that arise from the existence or performance of Holdings' obligations under this Parent Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, any right to participate in any claim or remedy of the Lenders against the Borrower or any collateral which the Lenders now have or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Holdings on account of such rights at any time when all of the Bridge Loan Obligations shall not have been paid in full, such amount shall be held by Holdings in trust for the Lenders, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Lenders in the exact form received by Holdings (duly indorsed by Holdings to the Lenders, if required) to be applied against the Bridge Loan Obligations, whether matured or unmatured, in such order as set forth herein.

        9.10    Guaranty Subordinated.

        Notwithstanding anything to the contrary contained in this ARTICLE IX, this Parent Guaranty is subordinated to all Senior Indebtedness to the same extent as the Bridge Notes are subordinated to the Senior Indebtedness and the provisions of ARTICLE XI are hereby incorporated herein by reference with all references to Subordinated Obligations to include Holdings' obligations under this ARTICLE IX and all references to the Borrower to include Holdings.

XI.     ARTICLE X.
        EVENTS OF DEFAULT AND REMEDIES

        10.01   Events of Default.

        Any of the following shall constitute an Event of Default:

                (a) NON-PAYMENT. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of Principal of any Bridge Notes, or (ii) within three (3) days after the same becomes due, any interest on any Bridge Notes or fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Bridge Loan Document; or

                (b) SPECIFIC COVENANTS. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of SECTION 7.01, SECTION 7.02, SECTION 7.03, SECTION 7.05, SECTION 7.10, SECTION 7.12, SECTION 7.13, SECTION 7.14, SECTION 7.15, or ARTICLE VIII; or

                (c) OTHER DEFAULTS. The Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or subsection (b) above) contained in any Bridge Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof has been given to the Borrower by the Lender; or

                (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Bridge Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or materially misleading when made or deemed made; or

                (e)     CROSS-DEFAULT; CROSS-ACCELERATION TO SENIOR CREDIT
        DOCUMENTS.

                        (i) Holdings, the Borrower or any Subsidiary (A) fails after all applicable grace periods to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than the Senior Indebtedness) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

                        (ii) Holdings, the Borrower or any Subsidiary shall default in the payment when due, or in the performance or observance, of any material obligation or material condition of any Contractual Obligation (other than the Senior Credit Documents) the result of which could reasonably be expected to have a Material Adverse Effect, unless, but only as long as, the existence of any such default is being contested by Holdings, the Borrower or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of Holdings, the Borrower or any such Subsidiary to the extent required by GAAP; or

                        (iii) An Event of Default (as defined in the Senior Credit Agreement) or other event of default under the Senior Credit Agreement occurs and, as a consequence thereof, any or all of the Senior Indebtedness has become, or has been declared, due and payable before its stated maturity by acceleration or otherwise; provided, that, any prepayment of the Senior Indebtedness with Disposition Proceeds or Insurance and Condemnation

                Proceeds (as defined in the Senior Credit Agreement) prior to the termination of any applicable reinvestment period pursuant to the terms of Section 2.06(e)(iii) or (iv) of the Senior Credit Agreement shall not constitute an Event of Default under this Section 10.01(e)(iii); or

                (f) INSOLVENCY PROCEEDINGS, ETC. Holdings, the Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

                (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) Holdings, the Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or
        (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

                (h) JUDGMENTS. There is entered against Holdings, the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not paid or covered by indemnification or independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

                (i) ENVIRONMENTAL. Holdings, the Borrower or any Subsidiary shall incur any Environmental Liability and such liability would reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect; or

                (j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Holdings, the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

                (k) INVALIDITY OF BRIDGE LOAN DOCUMENTS. Any Bridge Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Bridge Loan Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Bridge Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Bridge Loan Document, or purports to revoke, terminate or rescind any Bridge Loan Document; or

                (l)     J.G. VAN DYKE & ASSOCIATES, INC.

                        (i) J.G. Van Dyke & Associates, Inc. shall (A) engage in any business operations or activities or (B) hold any material assets;

                        (ii) Holdings, the Borrower or any Subsidiary thereof shall make any Investment in, or Disposition to, J.G. Van Dyke & Associates, Inc.; or

                        (iii) The failure of Holdings, the Borrower and their Subsidiaries to dissolve J.G. Van Dyke & Associates, Inc. within ninety (90) days of the Closing Date (such dissolution to be in form and substance satisfactory to the Agent).

        10.02   Remedies Upon Event of Default.

        If any Event of Default occurs and is continuing, then (A) if such event is an Event of Default specified in SECTION 10.01(f) or SECTION 10.01(g), all of the Bridge Notes shall automatically become immediately due and payable, together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower and Holdings,
(B) if such event is an Event of Default specified in SECTION 10.01(a), any Lender may, at its option and subject to SECTION 11.02(iii), declare by notice in writing to the Borrower all of its Bridge Notes to be, and all of its Bridge Notes shall thereupon be and become, immediately due and payable, together with interest accrued thereon without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and Holdings, and (C) if such event is any other Event of Default, the Required Lenders may, at their option and subject to SECTION 11.02(iii), declare by notice in writing to the Borrower all of its Bridge Notes to be, and all of its Bridge Notes shall thereupon be and become, immediately due and payable, together with interest accrued thereon without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and Holdings. The Principal amount of the Notes payable upon an Event of Default and acceleration pursuant to this SECTION 10.02 shall be an amount equal to the Bridge Redemption Price of the outstanding Principal amount of the Bridge Notes.

        10.03   Other Remedies.

        If any Event of Default shall occur and be continuing, subject to the provisions of ARTICLE XI, any Lender may proceed to protect and enforce its rights under this Agreement, the Bridge Notes and any other Bridge Loan Document by exercising such remedies as are available under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon any Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

        10.04   Rescission of Acceleration.

        (a) The provisions of SECTION 10.02 are subject to the condition that if the Principal of and accrued interest on the Bridge Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in SECTION 10.01, the Required Lenders may, by written instrument filed with the Borrower, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

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                (i)     no judgment or decree has been entered for the payment
        of any monies due pursuant to the Bridge Notes or this Agreement;

                (ii) all arrears of interest and Principal upon all the Bridge Notes and all other sums payable under the Bridge Notes and under this Agreement (except any principal and interest or premium on the Bridge Notes which become due and payable solely by reason of the rescinded or annulled declaration) shall have been duly paid, unless the same specifically has been waived in writing by the Required Lenders; and

                (iii) each and every other Event of Default shall have been made good, cured or waived;

and PROVIDED FURTHER that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto.

        (b) The provisions of SECTION 10.02 are subject to the condition that, if the Principal of and accrued interest on the Bridge Notes have been declared immediately due and payable SOLELY by reason of the occurrence of an Event of Default described in SECTION 10.01(e)(iii), such acceleration and the consequences thereof shall be automatically rescinded and annulled if the holders of the Senior Indebtedness shall have also annulled and rescinded their acceleration of the Senior Indebtedness.

XII.     ARTICLE XI.
         SUBORDINATION

        11.01   Bridge Notes Subordinated to the Senior Indebtedness.

        Notwithstanding anything in this Agreement or the Bridge Loan Documents to the contrary (other than SECTION 11.11), the Borrower and Holdings, for themselves and their successors and their respective Subsidiaries, and each Lender, by its acceptance of the Bridge Notes, agrees that on the terms and conditions herein (i) the payment of the Principal of and interest on the Bridge Notes and the other Bridge Loan Documents and (ii) any other payment on account of the Bridge Loan Obligations (other than Attorney Costs) (collectively, the "SUBORDINATED OBLIGATIONS") by the Loan Parties is subordinated, to the extent and in the manner provided in this ARTICLE XI, to the prior payment in full in cash of all the Senior Indebtedness and that these subordination provisions are for the benefit of the holders of the Senior Indebtedness. This ARTICLE XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of the Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

        11.02 No Payment on Bridge Notes in Certain Circumstances; Remedies Standstill.

                (i) INDEFINITE BLOCKAGE PERIOD. Notwithstanding anything in this Agreement or the Bridge Loan Documents to the contrary (other than SECTION 11.11), no payment shall be made by or on behalf of any Loan Party on account of the Principal of, premium, if any, or interest on the Bridge Notes or to defease or acquire any of the Bridge Notes for cash or property, or on account of the redemption provisions of the Bridge Notes or other Subordinated Obligations during the period (the "INDEFINITE BLOCKAGE PERIOD") beginning on the date of any default in payment (a "PAYMENT DEFAULT") of any Principal of, premium, if any, or interest on any Senior Indebtedness or any obligation owing under or in respect of Senior Indebtedness, and ending on the earliest of

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        (A) the date that all Senior Indebtedness is paid in full in cash, (B)
        the date on which the Senior Indebtedness to which such Payment Default relates is paid in full in cash or such default is cured, and (C) the date on which such Payment Default is waived in writing in accordance with the instruments governing such Senior Indebtedness by the holders of such Senior Indebtedness (or any requisite percentage thereof).

                (ii) LIMITED BLOCKAGE PERIOD. Notwithstanding anything in this Agreement or the Bridge Loan Documents to the contrary (other than SECTION 11.11), if any default other than a Payment Default (an "OTHER DEFAULT") with respect to any Senior Indebtedness, as such default is defined in the instrument under which it is outstanding, has occurred and is continuing and permits the holders (or any requisite percentage thereof) (with or without the passage of time or delivery of notice) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, then during the period (the "LIMITED BLOCKAGE PERIOD") commencing on the date that the Borrower and BAMC receive written notice (a "DEFAULT NOTICE") of such Other Default from the Agent stating that a Limited Blockage Period will commence and ending on the earliest of: (A) one hundred seventy nine
        (179) consecutive days after such date, (B) the date, if any, on which the Senior Indebtedness to which such Other Default relates is paid in full or such Other Default is cured or waived in writing in accordance with the instruments governing such Senior Indebtedness by the holders of such Senior Indebtedness (or any requisite percentage thereof), and
        (C) the date on which the Borrower and BAMC receive from the Agent written notice that the Limited Blockage Period has been terminated, no payment shall be made by or on behalf of the Borrower on account of the principal of, premium, if any, or interest on, the Bridge Notes or other Subordinated Obligations, or to defease or acquire any of the Bridge Notes for cash or property, or on account of the redemption provisions of the Bridge Notes or this Agreement; provided, that no Default Notice shall be required and a Limited Blockage Period shall commence automatically upon the occurrence of an Event of Default under Section 10.01(n) of the Senior Credit Agreement in effect as of the Closing Date. Notwithstanding any other provision of this Agreement, only one
        (1) Limited Blockage Period may be commenced within any period of three hundred sixty five (365) consecutive days and not more than an aggregate of three (3) Limited Blockage Periods may be commenced during the term of this Agreement. Subject to the preceding sentence, no default that formed the basis of such Limited Blockage Period shall be, or be made, the basis for the commencement of any subsequent Limited Blockage Period unless such default is cured or waived for a period of not less than forty-five (45) consecutive days; PROVIDED, that, it being acknowledged that any breach of any financial covenants for a period commencing on or after the commencement of such Limited Blockage Period that would give rise to an Other Default, pursuant to any provision under which an Other Default previously existed or was continuing, shall constitute a new Other Default.

                (iii) LIMITATION ON REMEDIES. "REMEDIES" shall mean, with respect to an Event of Default hereunder, the acceleration of the Bridge Loan Obligations or the exercise of any remedies in respect of such Event of Default (including, without limitation, the right to sue Holdings, the Borrower or any Subsidiary or to file or participate in any involuntary bankruptcy proceeding against Holdings, the Borrower or any of their respective Subsidiaries). Notwithstanding anything in this Agreement or the Bridge Loan Documents to the contrary (other than SECTION 11.11), no Lender shall exercise any Remedies in respect of any Event of Default unless such Lender shall have given written notice to the Borrower and the Agent (1) that it is presently entitled to exercise Remedies with respect to such Event of Default and (2) that it intends to exercise such Remedies and a period of ten (10) Business Days shall have elapsed from the receipt of such Remedies Notice by the Agent; PROVIDED, that (x) such ten (10) Business Day period shall be extended to one hundred fifty (150) days (including the ten (10) Business Day

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        period) if the Agent shall have given written notice (a "STANDSTILL
        EXTENSION NOTICE") to BAMC during such ten (10) Business Day period electing such extension to one hundred fifty (150) days (including the ten (10) Business Day period) and (y) the period during which the Lenders shall be prohibited from exercising Remedies shall terminate prior to the end of such ten (10) Business Day or one hundred fifty
        (150) day period (the "STANDSTILL PERIOD"), as the case may be, upon the earliest to occur of: (A) the acceleration of the Senior Indebtedness,
        (B) an Event of Default specified in SECTION 10.01(f) occurs, (C) the waiver or amendment by or on behalf of the lenders under the Senior Credit Documents (or any requisite percentage thereof) of the restrictions, during such Standstill Period, on asset sales or dispositions or an IPO by Holdings or any of its Subsidiaries so as to permit the Borrower or any of its Subsidiaries to transfer or apply the Net Cash Proceeds from such asset sales or dispositions or IPO to or for the benefit of any holders of long-term Indebtedness of Holdings or its Subsidiaries other than to repay obligations under the Senior Credit Documents or Bridge Loan Obligations, (D) the waiver or amendment, during such Standstill Period, by or on behalf of the lenders under the Senior Credit Documents (or any requisite percentage thereof) of the prohibition on the creation or existence of liens on property, revenue or assets of Holdings or any of its Subsidiaries so as to permit the creation or existence of liens (other than judgment liens) securing payment of Indebtedness of Holdings or any of its Subsidiaries which ranks PARI PASSU with the Bridge Notes or is subordinate or junior in right of payment to the Bridge Notes, (E) assets constituting more than fifteen percent (15%) of the aggregate assets (calculated on a book-value basis) of Holdings and its Subsidiaries, taken as a whole, are sold or otherwise disposed of (other than to a Person which is either wholly-owned by Holdings or a wholly-owned Subsidiary thereof) outside of the ordinary course of business for less than fair value, (F) any payment or distribution of any character (other than payments of trade payables, capitalized leases and accrued expenses), whether in cash, securities or other property of the Borrower or any of its Subsidiaries shall be made to or received by any holder of any Indebtedness which is on the same level of priority with or junior and subordinate in right of payment to the Bridge Notes, or (G) such time as the holders of Senior Indebtedness (or any requisite percentage thereof) consent in writing to the termination of the Standstill Period. Upon the termination of any Standstill Period, then the Lenders may, at their respective elections, exercise any and all remedies (including acceleration of the maturity of the Bridge Notes) available to them under this Agreement or applicable law; PROVIDED that the Indefinite Blockage Period or the Limited Blockage Period, as the case may be, (if not also terminated) shall continue for its full period notwithstanding the termination of the Standstill Period.

                (iv) In furtherance of the provisions of SECTION 11.01, in the event that, notwithstanding the foregoing provisions of this SECTION 11.02, any payment or distribution of assets on account of principal of, premium, if any, or interest on the Bridge Notes or other Subordinated Obligations or to defease or acquire any of the Bridge Notes for cash, property or securities, or on account of the redemption provisions of the Bridge Notes shall be made by or on behalf of any Loan Party and received by any Lender, at a time when such payment or distribution was prohibited by the provisions of this SECTION 11.02 then, unless such payment or distribution is no longer prohibited by this SECTION 11.02, such payment or distribution shall be received and held in trust by such Lender for the benefit of the holders of the Senior Indebtedness, and shall be promptly paid or delivered by such Lenders to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts on account of the Senior Indebtedness held or represented by each, to the extent necessary to enable payment in full in cash, of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and distributions and all provisions therefor, to or for the Lenders of such Senior Indebtedness.

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        11.03   Bridge Notes Subordinated to Prior Payment of All Senior
                Indebtedness on Dissolution, Liquidation or Reorganization.

        Upon any distribution of assets of any Loan Party upon any dissolution, winding up, total or partial liquidation or reorganization of any of such Loan Party, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

                (i) the holders of all Senior Indebtedness shall first be entitled to receive payments in full in cash of the principal of, premium, if any, and interest on and other amounts payable in respect thereof, before the Lenders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Bridge Notes and the other Subordinated Obligations (other than Principal, interest or premium paid with Junior Securities);

                (ii) any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities (other than Principal, interest or premium paid with Junior Securities), to which the Lenders would be entitled except for the provisions of this
        ARTICLE XI, shall be promptly paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness; and

                (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, shall be received by the Lenders on account of Principal of, premium, if any, or interest on the Bridge Notes or other Subordinated Obligations (other than Principal, interest or premium paid with Junior Securities), as the case may be, before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust by such Lender for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness.

        The Borrower shall give written notice to the Lenders within three days of receipt of notice of any dissolution, winding up, liquidation or reorganization of the Borrower or assignment for the benefit of creditors by the Borrower.

        11.04 Noteholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

                (i) Subject to the prior payment in full in cash of all Senior Indebtedness, the Lenders of the Bridge Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Borrower applicable to the Senior Indebtedness until all amounts owing on the Bridge Notes shall be paid in full in cash or cash equivalents, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Borrower, or by or on behalf of the

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        Lenders by virtue of this ARTICLE XI, which otherwise would have been made to the Lenders shall, as between the Borrower and the Lenders, be deemed to be payment by the Borrower, to or on account of such Senior Indebtedness in respect thereof, it being understood that the provisions of this ARTICLE XI are and are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

                (ii) If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this
        ARTICLE XI shall have been applied, pursuant to the provisions of this
        ARTICLE XI, to the payment of amounts payable under the Senior Indebtedness, then the Lenders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of the Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

        11.05   Subdebt Obligations of the Borrower Unconditional.

        Nothing contained in this ARTICLE XI or elsewhere in this Agreement or in the Bridge Notes is intended to or shall impair, as between the Borrower and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay to the Lenders the Principal of, premium, if any, and interest on the Bridge Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Borrower other than the holders of the Senior Indebtedness, nor shall anything herein or in the Bridge Notes prevent any Lender from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, except as provided under this
ARTICLE XI. Notwithstanding anything to the contrary in this ARTICLE XI or elsewhere in this Agreement or in the Bridge Notes, upon any distribution of assets of any Loan Party referred to in this ARTICLE XI, the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, which order, decree or certificate expressly gives effect to the provisions of this ARTICLE XI, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
ARTICLE XI.

        11.06 Subordination Rights Not Impaired by Acts or Omissions of the Borrower or Holders of the Senior Indebtedness.

        No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this ARTICLE XI shall at any time be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any noncompliance by any Loan Party with the terms of this Agreement. The holders of the Senior Indebtedness, subject to the restrictions set forth in this Agreement, (a) may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and (b) release, sell or exchange such security and otherwise deal freely with any Loan Party all without affecting the liabilities and obligations of the parties to this Agreement or the Lenders.

        11.07   Not to Prevent Events of Default.

        The failure to make a payment on account of Principal of, premium, if any, or interest on the Bridge Notes by reason of any provision of this ARTICLE XI shall not be construed as preventing the

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occurrence of a Default or an Event of Default under this Agreement or in any way prevent the Lenders from exercising any right hereunder other than as provided in this ARTICLE XI.

        11.08   Amendments.

        So long as any Senior Indebtedness remains unpaid, the provisions of this ARTICLE XI, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of the holders of the Senior Indebtedness (or any requisite percentage thereof).

        11.09   Insolvency.

        The provisions of this ARTICLE XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness as a result of the insolvency, bankruptcy, reorganization or similar proceeding of Holdings or any of its Subsidiaries or otherwise, all as though such payment had not been made other than as set forth in SECTION 11.03.

        11.10   Proofs of Claim.

        If, while any Senior Indebtedness is outstanding, any Event of Default under SECTION 10.01(f) occurs, the Lenders shall take such action as the Agent may reasonably request to collect any payment with respect to the Bridge Loan Obligations for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of the Bridge Loan Obligations. Upon the failure of any Lender to take any such action as of the 10th Business Day preceding the bar date therefor, the Agent is hereby irrevocably authorized and empowered, but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Agreement or the Bridge Loan Obligations and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of such Lender with respect to this Agreement or the Bridge Loan Obligations. Notwithstanding the foregoing, neither the Agent nor any holder of any Senior Indebtedness shall have any right whatsoever to vote any claim that the Lenders may have in such proceeding to accept or reject any plan or partial or complete liquidation, reorganization, arrangement, composition or extension; PROVIDED, that the Lenders shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the relative rights and duties of any holders of any Senior Indebtedness established in any instruments or agreements creating or evidencing any of the Senior Indebtedness with respect to any such collateral or guaranties or (ii) the Lenders' obligations and agreements set forth in this
ARTICLE XI. The Lenders also agree that they will not contest the validity, priority or perfection of any Lien granted or created by the Loan Parties in favor of the Agent, with respect to Senior Indebtedness.

        11.11   IPO.

        The parties hereto agree that, notwithstanding any other provision of this Agreement to the contrary, the Net Cash Proceeds of any IPO shall be used to first repay the Bridge Loan Obligations prior to any payment (optional, mandatory or otherwise) of the Senior Indebtedness; PROVIDED, HOWEVER, that if, an event of default under Section 10.01(a) of the Senior Credit Agreement in effect as of the Closing Date (a "SENIOR PAYMENT DEFAULT") or Section 10.01(b) of the Senior Credit Agreement in effect as of the Closing Date (but only to the extent such event of default under Section 10.01(b) arises solely as a result of
Section 8.17(a) or Section 8.17(b) of the Senior Credit Agreement in effect as of the Closing Date (a "LEVERAGE COVENANT DEFAULT")) shall have occurred and be continuing at the time of such IPO, the Loan Parties shall FIRST, within five
(5) Business Days of such IPO, (x) with respect to a Senior Payment Default, use the portion of Net Cash Proceeds of such IPO necessary to cure such Senior Payment Default and/or (y) with respect to a Leverage

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Covenant Default, use the portion of Net Cash Proceeds of such IPO necessary to reduce Consolidated Funded Indebtedness in an amount necessary to cure such Leverage Covenant Default and SECOND, within six (6) Business Days of such IPO, use the remaining Net Cash Proceeds of such IPO to repay the Bridge Loan Obligations. The parties agree that (A) upon the occurrence of the events described in the proviso above and/or (B) if an event of default under SECTION 8.17(c) or SECTION 8.17(d) of the Senior Credit Agreement as in effect on the Closing Date shall have occurred and be continuing as of the closing of such IPO, (i) no payments shall otherwise be made on the Bridge Loan Obligations for a period beginning on the date of the closing of an IPO and ending on the date five (5) Business Days thereafter and (ii) the Lenders hereunder shall not exercise any Remedies beginning on the date of the closing of an IPO and ending on the date five (5) Business Days thereafter. In the event of an IPO, notwithstanding any other provision contained herein to the contrary, the limitations on payments and Remedies set forth in the preceding sentence are the only restrictions and limitations applicable to the Bridge Loan Obligations and the Lenders.

XIII.   ARTICLE XII.
        MISCELLANEOUS

        As further and special provisions set forth under this Agreement, the parties hereto further warrant, covenant, contract and agree each with the other as follows:

        12.01   Entire Agreement.

        This Agreement, the Bridge Loan Documents and other documents referred to herein and therein constitute the entire understanding among the parties as to the subject matter specifically referred to herein or therein.

        12.02   Reimbursement of Expenses.

        The Borrower agrees (a) to pay upon demand all reasonable out-of-pocket costs and expenses of the Lenders (including, without limitation, Attorney Costs) in connection with (i) BAMC's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery of, this Agreement and the other Bridge Loan Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto and (ii) the administration, monitoring and review of the Bridge Notes (including, without limitation, out-of-pocket expenses for travel, meals, long-distance telephone calls, wire transfers, facsimile transmissions and copying and with respect to the engagement of appraisers, consultants, auditors or similar Persons by the Lenders at any time, whether before or after the Closing, to render opinions concerning the Borrower's financial condition), (b) to pay upon demand all reasonable out-of-pocket costs and expenses of the Lenders (including, without limitation, Attorney Costs) in connection with (x) any refinancing or restructuring of the Bridge Notes, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (y) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Bridge Loan Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (c) to pay and hold the Lenders harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Lenders), that may be payable in connection with the Bridge Notes contemplated by this Agreement and the other Bridge Loan Documents.

        12.03   Survival of Agreements and Representations and
                Warranties.

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        All agreements, representations and warranties contained herein or made in writing by the Borrower or Holdings (x) shall be considered to have been relied upon by the Lenders, (y) shall survive the execution and delivery of this Agreement, the Bridge Notes and payment therefor or termination of this Agreement and may be relied upon by any subsequent Lenders, regardless of any investigation made at any time by or on behalf of the Lenders and (z) shall continue in full force and effect until the repayment in full of the Bridge Notes and all other Bridge Loan Obligations (it being understood and agreed that indemnification obligations shall specifically survive the repayment of the Bridge Notes and Bridge Loan Obligations).

        12.04   No Waiver.

        No delay by or on behalf of the Lenders in exercising any rights conferred hereunder, and no course of dealing between the Lenders and the Borrower shall operate as a waiver of any right granted hereunder, unless expressly waived in writing by the party whose waiver is alleged.

        12.05   Binding Effect; Participations.

        All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement or any of the other Bridge Loan Documents without the prior written consent of the Lenders. This Agreement, the Bridge Notes, and any of the other Bridge Loan Documents may be endorsed, assigned and transferred in whole or part by the Lenders to any other Person; PROVIDED that
(a) any transfer of the Warrant shall be subject to the limitations set forth therein, (b) unless an Event of Default has occurred and is continuing, the Borrower shall have the right to approve any assignment of a Bridge Note to a new Lender (such approval not to be unreasonably withheld or delayed), (c) unless an Event of Default has occurred and is continuing, the Lenders shall use commercially reasonable efforts to limit the aggregate amount of Lenders to six
(6) (excluding Affiliates of Lenders for purposes of this calculation) and (d) any such assignee agrees in writing to be bound by the provisions of this Agreement. The Lenders may grant participations in the Bridge Notes, this Agreement and the other Bridge Loan Documents (or any portion thereof). The Lenders shall notify the Borrower and the Agent in writing of any such endorsement, assignment or transfer by the Lenders.

        12.06   Initial Holder.

        The Borrower shall be entitled to treat and deal with the Lenders, and shall not be required to recognize any other Person as the holder of a Bridge Note, except after production of such Bridge Note duly endorsed for transfer, together with such documentation as the Borrower may reasonably require concerning compliance with federal or state securities laws, or after receipt by the Borrower of written notice from the Person theretofore entitled to be treated as the holder advising the Borrower of the transfer of such Bridge Note to such other Person and stating the latter's address, together with such documentation as the Borrower may reasonably require concerning compliance with federal or state securities laws.

        12.07   Loss of Securities; Reissue of Securities in Lesser
                Denominations.

        Upon:

                        (i) receipt of evidence satisfactory to the Borrower of loss, theft, mutilation or destruction of a Bridge Note, and

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                        (ii)    in the case of any such loss, theft or
                destruction, upon delivery of indemnity in such form and amount as shall be reasonably satisfactory to the Borrower, or in the event of such mutilation, upon surrender and cancellation of such Bridge Note, the Borrower will make and deliver a new Bridge Note of like tenor, in lieu of such lost, stolen, mutilated or destroyed Bridge Note. In addition, upon request of any holder of a Bridge Note, or other securities of the Borrower now or hereafter issued by the Borrower to the Lenders, and upon surrender of such Bridge Note, or other securities to the Borrower and compliance with any restrictive legends, the Borrower will reissue, in lesser denominations to parties designated by such holder, new certificates, warrants or other securities in the equivalent amounts of such other securities surrendered.

        12.08   Communications.

        All communications and notices provided for hereunder shall be sent by personal delivery, nationally recognized overnight courier, facsimile or registered or certified mail, to the Lenders and the Borrower at their respective addresses set forth on SCHEDULE 12.08, or to such other address with respect to any party as such party shall notify the other parties hereto in writing. Any notice required to be given hereunder by one party to another shall be deemed to have been received (i) when delivered, if personally delivered or sent via facsimile, or (ii) one day following delivery to a nationally recognized overnight courier or (iii) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail. Except as otherwise provided for herein, all requests for disclosure or other provision of information to be made or otherwise given by the Borrower shall be completed no later than ten (10) days following the receipt by the Borrower of a written request therefor in the manner described in this Section.

        12.09   Legend.

        Each Bridge Note will bear legends in substantially the following forms:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THE BORROWER HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE BORROWER STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

        PAYMENTS IN RESPECT OF THIS BRIDGE NOTE ARE SUBORDINATED, TO THE EXTENT SPECIFIED IN THE BRIDGE LOAN AGREEMENT, TO PAYMENTS OF CERTAIN SENIOR INDEBTEDNESS OF THE BORROWER.

        12.10   Confidentiality; Public Announcements.

                        (i) The Lenders shall use its best efforts not to make public disclosure of any information designated by the Borrower in writing as confidential, including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by the Borrower in connection with the Bridge Notes contemplated by this Agreement; PROVIDED, HOWEVER, that

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                the foregoing shall not be construed, now or in the future, to apply to any information reflected in any recorded document, information which is independently developed by the Lenders, information obtained from sources other than the Borrower or information that is or becomes in the public domain, nor shall it be construed to prevent the Lenders from (i) making any disclosure of any information (A) if required to do so by any Requirement of Law, (B) to any Governmental Authority having or claiming authority to regulate or oversee any aspect of the Lenders' business or that of the corporate parent or affiliates of the Lenders in connection with the exercise of such authority or claimed authority, or (C) pursuant to subpoena; or (ii) to the extent the Lenders or its counsel deems necessary or appropriate to do so to effect or preserve its security, if any, for any applicable investment or financing or to enforce any remedy provided herein or in any applicable investment or financing documents or otherwise available by law; or (iii) making, on a confidential basis, such disclosures as the Lenders deems necessary or appropriate to such Lenders' legal counsel or accountants (including outside auditors) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); or (iv) making such disclosures as the Lenders reasonably deems necessary or appropriate to any bank or financial institution or other entity, and/or counsel to or other representatives of such bank or financial institution or other entity, to which the Lenders in good faith desires to sell an interest in any applicable investment or financing; provided, however, that such bank, financial institution or other entity or counsel to or representative thereof, agrees to take reasonable steps to maintain the confidentiality of such disclosures (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential).

                        (ii) The Required Lenders shall have the right to review and approve, such approval not to be unreasonably withheld, any public announcement or public filing made after the Closing Date relating to the Bridge Notes, or to the Lenders in any way before any such announcement or filing is announced or filed, provided, however, no review or approval shall be required for any such announcement or filing required to be announced or filed by law. In addition, the Lenders shall provide the Borrower an opportunity to review and approve any public announcement issued by the Lenders specifically relating to the Bridge Notes, such approval not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, no review or approval shall be required for any such announcement required to be announced by law; PROVIDED FURTHER, the Lenders shall provide the Borrower with an advance copy of any regulatory filings or tombstone ads prepared by or on behalf of the Lenders, but shall not be required to obtain approval by the Borrower.

        12.11   Governing Law.

        This Agreement shall be governed in all respects by the laws of the State of New York.

        12.12   Headings.

        The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

        12.13   Multiple Originals.

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        This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        12.14   Amendment or Waiver.

        Subject to SECTION 11.08, this Agreement may be amended, and the Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Borrower shall obtain the prior written consent of the Required Lenders to such amendment, action or omission to act; PROVIDED, HOWEVER, that, without the prior written consent of each of the Lenders, no such agreement shall (i) decrease the Principal amount of, or extend the Maturity Date (other than pursuant to SECTION 13.01), or decrease the rate of interest or premium on the Bridge Notes, (ii) effect any waiver, amendment or modification that by its terms changes any date fixed by this Agreement or any other Bridge Loan Document for any payment of Principal, interest or premium or
(iii) amend the provisions of this SECTION 12.14 or the definition of the term "Required Lenders". Each holder of the Bridge Note, at the time or times thereafter outstanding, shall be bound by any consent authorized by this Section, whether or not the Bridge Note shall have been marked to indicate such consent.

        12.15   Waiver of Jury Trial.

        THE LENDERS, THE BORROWER AND HOLDINGS EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER, RELATING TO, OR CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT CONTEMPLATED HEREBY OR DELIVER IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

        12.16   Consent to Jurisdiction and Service of Process.

        All judicial proceedings brought against the Borrower and/or Holdings with respect to this Agreement, the Bridge Note or any of the other Bridge Loan Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, the each of the Borrower and Holdings accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. The Borrower and Holdings irrevocably agree that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in
SCHEDULE 12.08 or at such other address of which the Lenders shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower and Holdings to be effective and binding service in every respect. Each of the parties hereto irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Lenders to bring proceedings against the Borrower and/or Holdings in the court of any other jurisdiction.

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        12.17   Indemnification.

                (i) Each of the Borrower and Holdings, without limitation as to time, will defend and indemnify the Lenders and its officers, directors, managers, employees, attorneys and agents (each, an "INDEMNIFIED PARTY") against, and hold each Indemnified Party harmless from, all actual losses, claims, damages, liabilities, costs (including reasonable out-of-pocket costs of preparation and attorneys' fees and expenses) (collectively, the "LOSSES") incurred by any Indemnified Party as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Borrower or Holdings herein, (B) any breach of any covenant, agreement or obligation of Holdings or any of its Subsidiaries contained in any of the Bridge Loan Documents or (C) any investigation or proceeding against any Loan Party or any Indemnified Party and arising out of or in connection with this Agreement or any of the Bridge Loan Documents, whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of, or is commenced or filed against, any Indemnified Party because of this Agreement, any other Transaction Document or such other documents and the transactions contemplated hereby or thereby, other than any Losses resulting from action on the part of such Indemnified Party which is finally determined in such proceeding to be primarily and directly a result of such party's bad faith, gross negligence or willful misconduct. Each of the Borrower and Holdings agrees to reimburse each Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. The Lenders agrees to reimburse the Borrower and Holdings for any payments made by the Borrower or Holdings to the Lenders pursuant to this paragraph for Losses which are finally determined in such proceeding to primarily and directly result from the bad faith, gross negligence or willful misconduct of the Lenders. The obligations of the Borrower and Holdings under this paragraph will survive any transfer of the Bridge Notes, the Warrant or the Common Stock issued upon exercise of the Warrant by the Lenders and the termination of this Agreement. In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Borrower and Holdings will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's Losses in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and Holdings and such Indemnified Party in connection with the matters as to which such Losses relate and other equitable considerations.

                (ii) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Borrower and Holdings with reasonable promptness; PROVIDED, HOWEVER, that any failure by such Indemnified Party to notify the Borrower or Holdings shall not relieve the Borrower and Holdings from their obligations hereunder except to the extent the Borrower or Holdings is prejudiced thereby. The Borrower and Holdings shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. The Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party, unless (A) the Borrower or Holdings has failed to assume the defense and employ counsel as provided herein, (B) the Borrower or Holdings has agreed in writing to pay such fees and expenses of separate counsel or (C) an action, proceeding, or investigation has been commenced against both the Indemnified Party and/or the Borrower and Holdings and representation of all of the Borrower, Holdings and the Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties. In the case of any circumstance described in clauses (A), (B) or (C) of the immediately preceding sentence, the Borrower and/or Holdings shall be responsible for the reasonable fees and expenses of such separate counsel; PROVIDED, HOWEVER, that the Borrower and Holdings shall not in

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        any event be required to pay the fees and expenses of more than one separate counsel (and, if deemed necessary by such separate counsel, appropriate local counsel who shall report to such separate counsel) for all Indemnified Parties. The Borrower and Holdings shall be liable only for settlement of any claim against an Indemnified Party made with the Borrower's or Holdings' written consent, as applicable.

        12.18   Regulatory Requirements.

        In the event of any reasonable determination by any Lender that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a "REGULATORY REQUIREMENT"), such Lender is effectively restricted or prohibited from holding any of the Bridge Loan Securities, or otherwise realizing upon or receiving the benefits intended under the Bridge Loan Securities, the Borrower shall, and shall cause its Subsidiaries, to take such action as such Lenders and the Borrower shall jointly agree in good faith to be reasonably necessary to permit such Lenders to comply with such Regulatory Requirement. The reasonable costs of taking such action shall be borne by the Borrower.

XIV.    ARTICLE XIII.
        EXTENSION OPTION

        13.01   Extension Option.

         If:

                        (i) Consolidated EBITDA for the two fiscal quarters ending June 30, 2003 is equal to or greater than $19,400,000, as evidenced by a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and Holdings delivered pursuant to Section 7.02(b);

                        (ii) the Consolidated Total Leverage Ratio for the four fiscal quarters ending June 30, 2003 is less than or equal to 3.60 to 1.00, as evidenced by a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and Holdings delivered pursuant to SECTION 7.02(b); and

                        (iii) since the Closing Date, there shall have been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect;

then the Borrower may exercise the Extension Option. The Borrower shall exercise the Extension Option by delivering: (1) written notice to the Lenders, to (x) extend the Maturity Date of the Bridge Notes to November 26, 2003 (the "EXTENSION MATURITY DATE") and (y) otherwise modify the terms of this Agreement as set forth in SECTION 13.02; and (2) a certificate of a Responsible Officer of each of Holdings and the Borrower substantially in the form of EXHIBIT 7.02(B) demonstrating compliance with the provisions of this SECTION 13.01 to the Lenders and certifying the provisions of this SECTION 13.01.

        13.02   Modifications to Agreement Upon Exercise of Extension
                Option.

        (a) Upon the Borrower's exercise of the Extension Option in accordance with the terms of SECTION 13.01 above, the text of SECTION 4.01 shall be deleted in its entirety and replaced with the following:

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                "Unless otherwise required or permitted to be sooner paid
                pursuant to the provisions hereof and of the Bridge Notes, the Borrower shall repay the unpaid principal amount of the Bridge Notes (the "PRINCIPAL") in full on November 26, 2003 (the "MATURITY DATE")."

XV.     ARTICLE XIV.
        ROLLOVER NOTES OPTION

        14.01   Rollover Option.

        (a) REQUIREMENTS TO EXERCISE ROLLOVER OPTION. On the Maturity Date (or, if the Extension Option was exercised, on the Extension Maturity Date), if:

                (i)     there are any Bridge Notes outstanding;

                (ii)    an IPO shall not have been consummated; and

                (iii) there shall not have occurred and be continuing a Rollover Default;

then the Borrower may, at its option and upon delivery of the Exchange Notice (as defined below) to the Lenders, exchange all of the aggregate Principal amount of the outstanding Bridge Notes for new senior subordinated notes of the Borrower having identical terms and conditions (except as otherwise noted below) in an equal aggregate Principal amount (the "ROLLOVER NOTES"), subject to the satisfaction of the conditions set forth in this ARTICLE XIV. Such written request (the "EXCHANGE NOTICE") shall (x) be delivered no later than five (5) Business Days preceding the Maturity Date or the Extension Maturity Date, as applicable, and (y) state the date on which the Rollover Notes are requested to be issued (the "EXCHANGE DATE"), which date shall be the Maturity Date or the Extension Maturity Date, as applicable.

        (b) ADDITIONAL CONDITIONS PRECEDENT TO EXERCISE ROLLOVER OPTION. On or prior to the Exchange Date and as additional conditions precedent to the obligations of the Lenders to tender their Bridge Notes in exchange for Rollover Notes, the parties agree to perform the following:

                  (i) the Borrower, Holdings and the Lenders shall enter into an Investment Agreement (the "ROLLOVER INVESTMENT AGREEMENT"), substantially in the form attached hereto as EXHIBIT 14.01(a) (which shall set forth substantially all of the terms and conditions set forth in the Summary of Terms and Conditions for the Senior Subordinated Notes and Warrants, a copy of which is attached hereto as EXHIBIT 14.01(b) (the "ROLLOVER TERM SHEET") and with such other changes as reasonably necessary to effectuate the transactions described herein and in the Rollover Term Sheet) pursuant to which the Rollover Notes will be issued;

                (ii) the Borrower shall pay in cash any and all accrued and unpaid interest (other than capitalized interest) on the Bridge Notes;

                (iii) (A) Holdings and the Borrower shall pay to BAMC (and/or its Affiliates) in immediately available funds all of the fees and other compensation then due and payable under the Fee Letter; and (B) Holdings and the Borrower shall have paid to Banc of America Securities LLC the compensation then due and payable under the Engagement Letter; and

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                (iv)    all of the conditions precedent set forth in ARTICLE V
        of the Rollover Investment Agreement shall have been performed to the reasonable satisfaction of the Lenders (or the Lenders shall have waived in writing the conditions they have determined have not been satisfied) on or before the Exchange Date.

        (c) PROCEDURE FOR EXCHANGE DATE. At least one (1) Business Day before the Exchange Date, each Lender shall surrender the certificate or certificates representing Bridge Notes held by such Lender in the manner and at the place designated in the Exchange Notice. The Borrower shall cause the Rollover Notes to be executed by a Responsible Officer on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any Bridge Notes so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such Bridge Notes shall be exchanged by the Borrower for Rollover Notes. A Lender may designate an Affiliate or third party to take delivery of any Rollover Notes issued in exchange for Bridge Notes surrendered by such Lender.

        (d) NO GENERAL SOLICITATION. The Rollover Notes will be offered by approaching prospective subsequent purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Rollover Notes.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                BORROWER:

                                DIGITALNET, INC.,


                                By:           /s/ Jack Pearlstein
                                       -----------------------------------------
                                Name:  Jack Pearlstein
                                Title: Chief Financial Officer, Treasurer and
                                       Secretary


                                HOLDINGS:

                                DIGITALNET HOLDINGS, INC.,



                                By:           /s/ Jack Pearlstein
                                       -----------------------------------------
                                Name:  Jack Pearlstein
                                Title: Chief Financial Officer, Treasurer and
                                       Secretary

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                                LENDERS:

                                BANC OF AMERICA MEZZANINE CAPITAL LLC


                                       By:    /s/ John W. Felix
                                          --------------------------------------
                                          Name:         John W. Felix
                                               ---------------------------------
                                          Title:        Principal
                                                --------------------------------

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                        BRIDGE LOAN AGREEMENT JOINDER


     The undersigned hereby agrees to become a party to, to be bound by and to make the representations and warrants contained in Article VIA of that certain Bridge Loan Agreement (the "AGREEMENT"), made and entered into as of November 26, 2002, among DigitalNet, Inc., a Delaware corporation, DigitalNet Holdings, Inc., a Delawrae corporation, and Banc of America Mezzanine Capital LLC ("BAMC") and the other lenders from time to time a party thereto (collectively, along with BAMC, the "LENDERS" and individually, a "LENDER"), as such agreement may be amended from time to time. The undersigned will be deemed a "LENDER" for all purposes under the Agreement.



Date: March 26,2003


AMERICAN CAPITAL STRATEGIES, LTD.


By:     /s/ L. Thomas Gregory
        ----------------------------------
Name:   L. Thomas Gregory
        ----------------------------------
Title:  Managing Director
        ----------------------------------